                                                                     EXHIBIT 3.1


                               [GRAPHIC OMITTED]

                               THE STATE OF TEXAS

                               SECRETARY OF STATE

      IT IS HEREBY CERTIFIED that the attached is/are true and correct copies of the following described document(s) on file in this office:

                          RANDALL'S FOOD MARKETS, INC.
                                CHARTER #539315-00

ARTICLES OF INCORPORATION                                      NOVEMBER 13, 1980
ARTICLES OF AMENDMENT                                          FEBRUARY 20, 1985
CHANGE OF REGISTERED OFFICE AND/OR AGENT                           JULY 23, 1985
ARTICLES OF AMENDMENT                                               JULY 9, 1986
RESTATED ARTICLES OF INCORPORATION                                  JULY 9, 1986
ARTICLES OF AMENDMENT                                          NOVEMBER 22, 1988
CHANGE OF REGISTERED OFFICE AND/OR AGENT                           JULY 19, 1989
STATEMENT ESTABLISHING SERIES OF SHARES                          AUGUST 21, 1992
ARTICLES OF MERGER                                             DECEMBER 28, 1992
ARTICLES OF AMENDMENT                                          DECEMBER 28, 1992
STATEMENT OF CANCELLATION OF TREASURY SHARES                       JUNE 24, 1993
ARTICLES OF AMENDMENT                                              JUNE 16, 1995
ARTICLES OF AMENDMENT                                          NOVEMBER 20, 1996
                               CONTINUED ON PAGE 2

                                        IN TESTIMONY WHEREOF, I have hereunto
                                        signed my name officially and caused to
                                        be impressed hereon the Seal of State at my office in the City of Austin, on JUNE 24, 1997.

[Seal of The State of Texas]


                                        /s/ Antonio 0. Garza, Jr.
                                        --------------------------------------
                                             Antonio 0. Garza, Jr.
                                              Secretary of State            DH

                               [GRAPHIC OMITTED]

                               THE STATE OF TEXAS

                               SECRETARY OF STATE

                             Continued From Page One


                          RANDALL'S FOOD MARKETS, INC.

IT IS HEREBY FURTHER CERTIFIED that the records of this office reveal the subsequent filing of an amendment which was filed on JUNE 13, 1997. A copy of the document is unavailable at this time because it is being processed for permanent retention as a public record.

                                        IN TESTIMONY WHEREOF, I have hereunto
                                        signed my name officially and caused to
                                        be impressed hereon the Seal of State at my office in the City of Austin, on June 24, 1997.

[Seal of The State of Texas]


                                        /s/ Antonio 0. Garza, Jr.
                                        --------------------------------------
                                             Antonio 0. Garza, Jr.
                                              Secretary of State            DEE

                                                                FILED

                                                        In the Office of the
                                                     Secretary of State of Texas

                                                             NOV 13 1980

                                                          CLERK [ILLEGIBLE]
                                                        Corporation Division

                            ARTICLES OF INCORPORATION

                                       OF

                     RANDALL'S MANAGEMENT CORPORATION, INC.

      The undersigned natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following Articles of Incorporation for such corporation:

                                   ARTICLE I.

      The name of the Corporation is RANDALL'S MANAGEMENT CORPORATION, INC.

                                   ARTICLE II.

      The period of its duration is perpetual.

                                  ARTICLE III.

      The purpose or purposes for which the Corporation is organized are:

            To lease, purchase, sell and subdivide real estate within towns, cities and villages, and their suburbs, not extending more than two (2) miles beyond their corporate limits;

            To purchase, manufacture, assemble, fabricate, produce, import, receive, lease as lessee or otherwise acquire, own, hold, store, use, repair, service, maintain, mortgage, pledge or otherwise encumber or otherwise dispose of and generally deal with and in as principal, agent, broker, investor or otherwise, goods, wares, merchandise, securities and personal property, tangible or intangible, of all kinds and descriptions;

            To establish, maintain and conduct any sales, services, agency, brokerage, franchise, investment or merchandising business in all its aspects for the purpose of selling, purchasing, licensing, renting, leasing, operating, franchising and otherwise dealing with personal services, instruments, machines, appliances, inventions, securities, trademarks, trade names, patents, privileges, processes, improvements, copyrights, contract rights and personal property, tangible and intangible, of all kinds and descriptions;

            To serve as manager, consultant, representative, agent, broker or advisor for other persons, associations, corporations, partnerships and firms;

            To enter into partnerships or into any arrangement for sharing of profits, union of interests, cooperation, joint venture, reciprocal concession or otherwise with any person, firm or corporation carrying on or engaged in or about to carry on or engage in any business or transaction which the Corporation is authorized to carry on or engage in;

            To carry out the purposes above set forth in any state, territory, district or possession of the United States or in any foreign country to the extent that such purposes are not forbidden by the law of such state, territory, district or possession of the United States or by such foreign country; and

            In general, to transact any or all lawful business for which corporations may be organized under the Texas Business Corporation Act.

                                   ARTICLE IV.

      The total number of shares of all classes of stock which the Corporation shall be authorized to issue is thirty million (30,000,000) shares, divided into the following: (i) five million (5,000,000) shares of Class A preferred stock of the par value of Ten and no/100 Dollars ($10.00) per share (hereinafter called "Class A Preferred Stock"); (ii) five million (5,000,000) shares of Class B preferred stock of the par value


                                       2.

of Ten and no/100 Dollars ($10.00) per share (hereinafter called "Class B Preferred Stock"); (iii) five million (5,000,000) shares of Class A voting common stock of the par value of Ten and no/100 Dollars ($10.00) per share (hereinafter called "Class A Common Stock"); (iv) five million (5,000,000) shares of Class B nonvoting common stock of the par value of Five and no/100 Dollars ($5.00) per share (hereinafter called "Class B Common Stock"); (v) five million (5,000,000) shares of Class C nonvoting common stock of the par value of Five and no/100 Dollars ($5.00) per share (hereinafter called "Class C Common Stock"); and (vi) five million (5,000,000) shares of Class D nonvoting common stock of the par value of Five and no/100 Dollars ($5.00) per share (hereinafter called "Class D Common Stock").

      A description of the respective classes of stock and a statement of the designations, preferences, limitations and relative rights of such classes of stock and the limitations on or denial of the voting rights of the shares of such classes of stock are as follows:

                           A. CLASS A PREFERRED STOCK

      1. Dividends. The holders of Class A Preferred Stock shall be entitled to receive dividends of Ten and 50/100 Dollars ($10.50) per share, out of any funds legally available for the payment therefor, and no more, payable in cash (quarterly on the first days of July, October, January and April, or at such


                                       3.

intervals as the Board of Directors may from time to time determine). Such dividends shall accrue from the date of issuance of the respective Class A Preferred Stock and shall be deemed to accrue from day to day whether or not earned or declared. Such dividends shall be payable before any dividends shall be paid, declared or set apart for the Class A, B, C and D Common Stock or Class B Preferred Stock and shall be cumulative so that, if for any dividend period dividends on the outstanding Class A Preferred Stock equal to Ten and 50/100 Dollars ($10.50) per annum are not paid or declared and an amount equal to the dividend declaration set apart for payment, the deficiency shall be fully paid or declared and set apart for payment, without interest, before any distribution, by dividend or otherwise, shall be paid on, declared or an amount set apart by the Corporation for payment to the Class A, B, C and D Common Stock or Class B Preferred Stock.

      2. Preferences on Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the then outstanding Class A Preferred Stock shall be entitled to receive One Hundred and no/100 Dollars ($100.00) per share, plus all accrued and unpaid dividends as a liquidation preference (hereinafter in this Section A of Article IV called "Liquidation Preference"), and no more, before any amount shall be paid to the holders of the Class A, B, C and D Common Stock or Class B Preferred Stock. In


                                       4.

the event that the assets of the Corporation are insufficient to permit full payment of the Liquidation Preference to the Class A Preferred shareholders as herein provided, then the assets of the Corporation shall be distributed ratably among the holders of the outstanding Class A Preferred Stock. A consolidation or merger of the Corporation with or into any other corporation, or a sale of all or substantially all of the assets of the Corporation, shall not be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of these provisions.

      3. Redemption Rights of the Corporation. The whole or any part of the outstanding Class A Preferred Stock may be redeemed by the Corporation at any time after three (3) years from the date of issuance upon thirty (30) days' written notice by the Board of Directors sent via certified mail, return receipt requested, to the holders of shares which are to be redeemed by paying therefor the Liquidation Preference fixed in Paragraph 2, Section A, of Article IV hereof. The Corporation may redeem the whole or any part of such shares; provided, however, that if at any time the Corporation elects to redeem less than the whole of the Class A Preferred Stock then outstanding, the particular shares to be redeemed shall be determined by lot or by such other equitable method as may be determined by the Board of Directors. If, on the redemption date specified in any such notice, funds necessary for redemption shall have been set aside by the Corporation, separate and apart from its other funds, in


                                       5.

trust for the pro rata benefit of the holders of the Class A Preferred Stock to be redeemed, then, notwithstanding that any certificate for shares so redeemed shall not have been surrendered for cancellation, the shares so redeemed shall no longer be deemed to be outstanding, the right to receive dividends thereon shall cease to accrue from and after the date so fixed and all rights of holders of Class A Preferred Stock notified of the redemption of their shares shall forthwith after such redemption date cease and terminate, excepting only the right of the holders thereof to receive the redemption price thereof, but without interest. If, before the redemption date specified in any notice of redemption of the Class A Preferred Stock, the Corporation shall deposit in trust with a bank or trust company in the City of Houston, Texas, having a capital and surplus of at least Three Million and no/100 Dollars ($3,000,000.00) according to its last published statement of condition, an amount adequate to pay the Liquidation Preference to the Class A Preferred shareholders, then from and after the date of such deposit the Class A Preferred Stock so redeemed shall cease and terminate, excepting only the rights of holders thereof to receive the redemption price therefor, but without interest. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time. In case the holder of shares which shall have been redeemed shall not, within six (6) years after making such deposit, claim the amount deposited with respect to the redemption of such


                                       6.

shares, the bank or trust company in which such deposit was made shall, upon demand, pay over to the Corporation the unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder. Class A Preferred Stock redeemed or otherwise retired by the Corporation shall, upon the filing of a statement as may be required by law, assume the status of authorized but unissued Class A Preferred Stock and may thereafter be reissued in the same manner as other authorized but unissued Class A Preferred Stock, except that any shares of any series purchased or redeemed pursuant to the requirements of any sinking fund or purchase fund provided for such series shall not be reissued.

      4. Redemption Rights of Shareholders. Any holder of Class A Preferred Stock may, at any time after three (3) years from the date of issuance, by written request mailed to the Corporation at its registered office, cause the Corporation, to the extent it may lawfully do so, to redeem all shares of Class A Preferred Stock owned by the holder at the time and to pay the holder therefor the Liquidation Preference fixed in Paragraph 2, Section A, of this Article IV. The written request shall state the name and address of the holder and the number of shares owned by him and shall be accompanied by the certificates representing all such shares of Class A Preferred Stock, duly endorsed in blank or accompanied by appropriate stock powers. Such redemption shall be consummated within ninety (90) days after


                                       7.

the date of the written request. Class A Preferred Stock redeemed, purchased or otherwise retired by the Corporation shall, upon the filing of a statement as may be required by law, assume the status of authorized but unissued Class A Preferred Stock and may thereafter be reissued in the same manner as other authorized but unissued Class A Preferred Stock.

      5. Voting Rights. The holders of Class A Preferred Stock shall not be entitled to vote on any matter to be voted upon by the shareholders of the Corporation.

                           B. CLASS B PREFERRED STOCK

      1. Dividends. Subject to the holders of Class A Preferred Stock and Class B, C and D Common Stock first receiving dividends for the quarter in which the dividends are intended to be paid, and further subject to all the rights, restrictions and conditions set forth in Sections A, C, D, E and F of this
Article IV, the holders of Class B Preferred Stock at the time outstanding shall be entitled to receive when and as declared to be payable by the Board of Directors, out of any funds legally available for the payment thereof, dividends not to exceed Thirteen and no/100 Dollars ($13.00) per share of such Class B Preferred Stock in any year, and no more, payable quarterly on the first days of July, October, January and April in each year.

      2. Preferred Dividends Noncumulative. Dividends on all Class B Preferred Stock shall be noncumulative; provided, however, no dividends shall be declared or paid on the Class B


                                       8.

Preferred Stock unless dividends on all Class A Preferred Stock and Class B, C and D Common Stock then outstanding for the current quarterly dividend period have been declared and either paid or a sum sufficient for the payment therefor has been set apart by the Corporation.

      3. Preferences on Liquidation. In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the then outstanding Class B Preferred Stock shall, subject to the preference on liquidation of the Class A Preferred Stock, be entitled to receive One Hundred and no/100 Dollars ($100.00) per share plus any dividends declared but unpaid on such shares as a liquidation preference (hereinafter in this Section B of Article IV called "Liquidation Preference"). After payment to the holders of the Class A and B Preferred Stock and Class A Common Stock as hereinafter described, the remaining assets and funds of the Corporation shall be distributed among the holders of the Class B, C and D Common Stock in the manner hereinafter stated. A consolidation, merger or reorganization of the Corporation with any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall not be considered a dissolution, liquidation or winding up of the Corporation within the meaning of these provisions.

      4. Redemption Rights of the Corporation. The whole or any part of the outstanding Class B Preferred Stock may be


                                       9.

redeemed at any time after three (3) years from the date of issuance at the option of the Corporation exercisable by the Board of Directors upon thirty (30) days' written notice sent via certified mail, return receipt requested, to the holders of the Class B Preferred shares which are to be redeemed by paying therefor the Liquidation Preference fixed in Paragraph 3, Section B, of Article IV hereof. The Corporation may redeem the whole or any part of the shares; provided, however, that if at any time the Corporation elects to redeem less than the whole of the Class B Preferred Stock then outstanding, the particular shares to be redeemed shall be determined by lot or by such other equitable method as may be determined by the Board of Directors. If, on the redemption date specified in any such notice, funds necessary for redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the Class B Preferred Stock to be redeemed, then, notwithstanding that any certificate for shares so redeemed shall not have been surrendered for cancellation, the shares so redeemed shall no longer be deemed to be outstanding, the right to receive dividends thereon shall cease to accrue from and after the date so fixed and all rights of holders of the Class B Preferred Stock notified of the redemption of their shares shall forthwith after such redemption date cease and terminate, excepting only the right of the holders thereof to receive the redemption price


                                       10.

thereof, but without interest. If, before the redemption date specified in any notice of redemption of the Class B Preferred Stock, the Corporation shall deposit in trust with a bank or trust company in the City of Houston, Texas, having a capital and surplus of at least Three Million and no/100 Dollars ($3,000,000.00) according to its last published statement of condition, an amount adequate to pay the Liquidation Preference to the Class B Preferred shareholders, then from and after the date of such deposit the Class B Preferred Stock so redeemed shall cease and terminate, excepting only the rights of holders thereof to receive the redemption price therefor, but without interest. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time. In case the holder of shares which shall have been redeemed shall not, within six (6) years after making such deposit, claim the amount deposited with respect to the redemption of such shares, the bank or trust company in which such deposit was made shall, upon demand, pay over to the Corporation the unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder. Class B Preferred Stock redeemed or otherwise retired by the Corporation shall, upon the filing of a statement as may be required by law, assume the status of authorized but unissued Class B Preferred Stock and may thereafter be reissued in the same manner as other authorized but unissued Class B Preferred Stock, except that any


                                       11.

shares of any series purchased or redeemed pursuant to the requirements of any sinking fund or purchase fund provided for such series shall not be reissued.

      5. Redemption Rights of Shareholders. Any holder of Class B Preferred Stock may, at any time after three (3) years from the date of issuance, by written request mailed to the Corporation at its registered office, cause the Corporation, to the extent it may lawfully do so, to redeem all shares of Class B Preferred Stock owned by the holder at the time and to pay the holder therefor the Liquidation Preference fixed in Paragraph 3, Section B, of Article IV hereof. The written request shall state the name and address of such holder and the number of shares owned by him and shall be accompanied by the certificates representing all such shares of Class B Preferred Stock, duly endorsed in blank or accompanied by appropriate stock powers. Such purchase shall be consummated within ninety (90) days after the date of such written request. Class B Preferred Stock redeemed, purchased or otherwise retired by the Corporation shall, upon the filing of a statement as may be required by law, assume the status of authorized but unissued Class B Preferred Stock and may thereafter be reissued in the same manner as other authorized but unissued Class B Preferred Stock.

      6. Voting Rights. The holders of the Class B Preferred Stock shall not be entitled to vote on any matter to be voted on by the shareholders of the Corporation. Notwithstanding the


                                      12.

foregoing, if, during any five (5) year period, the Corporation fails to pay quarterly dividends as provided for in Paragraphs 1 and 2, Section B, of this
Article IV in an amount equal to at least eight (8) quarterly dividends (which amount shall hereinafter be called the "Dividend Factor"), the Class B
Preferred Stock shall automatically acquire voting rights equal in power to the aggregate voting rights of the Class A Common Stock. The Corporation shall have the right at any time (including the last day) during each five (5) year period to pay to the holders of the Class B Preferred Stock an amount in excess of the quarterly dividend for that quarter; however, such amount shall not exceed the difference between the sum of the dividends which could have been paid during each previous quarter of that five (5) year period and the amount of the dividends actually paid during that particular five (5) year period. If such a payment is made, it shall be taken into account in determining whether the Dividend Factor has been met and whether the Class B Preferred Stock has acquired voting rights. For purposes of determining whether or not voting rights have vested pursuant to this Paragraph 6, Section B, of Article IV, the Corporation's operations shall be divided into five (5) year periods, with the first five (5) years of operation constituting the initial five (5) year period and each successive five (5) years constituting additional periods. The voting rights of the Class B Preferred Stock shall be computed separately for each vote of the shareholders on the


                                      13.

basis of each share of Class B Preferred Stock having that percentage of one (1) vote calculated by dividing the total number of shares of the Class A Common Stock outstanding at the time of the vote by the total number of shares of the Class B Preferred Stock then outstanding. After the initial five (5) year period, voting rights shall attach to the shares of Class B Preferred Stock only if the quotient determined by dividing the amount of the dividends which have been paid during complete five (5) year periods by the number of complete five
(5) year periods shall be less than the Dividend Factor. Once voting rights have attached to the shares of Class B Preferred Stock, the voting rights shall continue until the moving average (hereinafter called "Moving Average") of the dividends paid during any preceding five (5) years shall equal the Dividend Factor. For purposes of determining the point in time at which Class B Preferred Stock is divested of previously acquired voting rights, the Moving Average defined in the previous sentence shall be determinative and initial or successive five (5) year periods shall not be considered.

      7. Conversion. The Class B Preferred Stock may be converted at any time into shares of the Class A Preferred Stock subject only to the prior approval of a majority of the Board of Directors. The rate of conversion of each share of Class B Preferred Stock into Class A Preferred Stock shall be one (1) for one
(1). The right of conversion of the Class B Preferred


                                       14.

Stock granted by these Articles of Incorporation shall not be unreasonably prohibited by the Board of Directors.

                             C. CLASS A COMMON STOCK

      1. Dividends. Subject to the holders of Class A and B Preferred Stock and Class B, C, and D Common Stock first receiving dividends for the quarter in which the dividends are intended to be paid, and further subject to all the rights, restrictions and conditions set forth in Sections A, B, D, E and F of this Article IV, the holders of the Class A Common Stock shall be entitled to receive dividends payable in cash, stock or otherwise when, as and if declared by the Board of Directors. The Board of Directors shall not declare any dividend on the Class A Common Stock unless it has obtained approval therefor from the holders of a majority of the issued and outstanding shares of each class of Class B, C and D Common Stock. The requisite approval by the holders of the Class B, C and D Common Stock shall be obtained at a special meeting called for the purpose of said holders of the issued and outstanding Class B, C and D Common Stock voting for or against a proposal to declare a dividend on the issued and outstanding shares of Class A Common Stock.

      2. Voting Rights. Each holder of Class A Common Stock shall be entitled to one (1) vote for each share held.

      3. Preferences on Liquidation. In the event of any dissolution, liquidation or winding up of the Corporation,


                                       15.

whether voluntary or involuntary, the holders of the then outstanding shares of Class A Common Stock initially issued in the incorporation of the Corporation shall be entitled as a liquidation preference (hereinafter in this Section C of Article IV called "Liquidation Preference") to receive for each outstanding share the sum of the greater of Ten and no/100 Dollars ($10.00) or the amount determined by dividing the number of shares of Class A Common Stock issued in conjunction with the incorporation of the Corporation and outstanding on the date of liquidation into the appraised value of the Class A Common Stock issued in the incorporation transaction, plus any dividends declared but unpaid on said shares. Any share of Class A Common Stock issued after the date of incorporation shall possess such preferences on liquidation as determined by the Board of Directors at the time of issuance. The holders of all shares of Class A Common Stock shall be entitled to be paid only after full payment has been made to the holders of the Class A and B Preferred Stock but prior to any payment being made to the holders of the Class B, C or D Common Stock.

      4. Redemption or Purchase. Neither the whole nor any part of the outstanding Class A Common Stock may be redeemed by the Corporation except upon death of the initial holder thereof and then only if there is a written agreement with such deceased shareholder or upon the written consent of the present holder


                                       16.

thereof, in which event the Class A Common Stock shall be redeemable by paying therefor the Liquidation Preference fixed in Paragraph 3, Section C, of this
Article IV. In the event of a redemption of any shares of the Class A Common Stock, the procedure for effecting the redemption shall be the same as that for the Class A and B Preferred Stock. Class A Common Stock redeemed, purchased or otherwise acquired by the Corporation shall be restored to the status of authorized but unissued Class A Common Stock upon the filing of a statement as may be required by law and may thereafter be reissued in the same manner as other authorized but unissued Class A Common Stock.

                             D. CLASS B COMMON STOCK

      1. Dividends. Subject to dividends first being declared and paid on the Class A Preferred Stock for the quarter in which the dividends are intended to be paid, and further subject to the conditions set forth in Sections A, B, C, E and F of this Article IV, the holders of the Class B Common Stock shall be entitled to receive dividends payable in cash, stock or otherwise when, as and if declared by the Board of Directors, out of funds legally available therefor.

      2. Voting Rights. The holders of the Class B Common Stock shall have no right to vote on any matter voted upon by shareholders other than the right to vote at a special meeting of the holders of the Class B, C and D Common Stock called by the Board of Directors for the purpose of declaring a dividend


                                       17.

on the Class A Common Stock as provided in Paragraph 1, Section C, of this
Article IV.

      3. Preferences on Liquidation. After payments have been made to the holders of the Class A and B Preferred Stock and Class A Common Stock, upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the remaining assets of the Corporation shall be distributed one-third (1/3) each to the holders of the Class B, C and D Common Stock in accordance with their respective holdings of each class of Class B, C and D Common Stock.

      4. Redemption or Purchase. The Class B Common Stock shall not be redeemable or the subject of a purchase by the Corporation without the agreement of the holder thereof.

                             E. CLASS C COMMON STOCK

      1. Dividends. Subject to dividends first being declared and paid on the Class A Preferred Stock for the quarter in which the dividends are intended to be paid and further subject to the restrictions and conditions set forth in Sections A, B, C, D and F of this Article IV, the holders of the Class C Common Stock shall be entitled to receive dividends payable in cash, stock or otherwise when, as and if declared by the Board of Directors out of funds legally available therefor.

      2. Voting Rights. The holders of the Class C Common Stock shall have no right to vote on any matter voted upon by shareholders other than the right to vote at a special meeting


                                       18.

of the holders of the Class B, C and D Common Stock called by the Board of Directors for the purpose of declaring a dividend on the Class A Common Stock as provided in Paragraph 1, Section C, of this Article IV.

      3. Preferences on Liquidation. After making the payments to the holders of the Class A and B Preferred Stock and Class A Common Stock, upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the remaining assets of the Corporation shall be distributed one-third (1/3) each to the holders of the Class B, C and D Common Stock in accordance with their respective holdings of each class of Class B, C and D Common Stock.

      4. Redemption or Purchase. The Class C Common Stock shall not be redeemable or the subject of a purchase by the Corporation without the agreement of the holder thereof.

                             F. CLASS D COMMON STOCK

      1. Dividends. Subject to dividends being first paid on the Class A Preferred Stock for the quarter in which the dividends are intended to be paid and further subject to the conditions set forth in Sections A, B, C, D and E of this Article IV, the holders of the Class D Common Stock shall be entitled to receive dividends payable in cash, stock or otherwise when, as and if declared by the Board of Directors, out of funds legally available therefor.

      2. Voting Rights. The holders of the Class D Common Stock shall have no right to vote on any matter voted upon by


                                      19.

shareholders other than the right to vote at a special meeting of the holders of the Class B, C and D Common Stock called by the Board of Directors for the purpose of declaring a dividend on the Class A Common Stock as provided in Paragraph 1, Section C, of this Article IV.

      3. Preferences on Liquidation. After making the payments to the holders of the Class A and B Preferred Stock and Class A Common Stock, upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the remaining assets of the Corporation shall be distributed one-third (1/3) each to the holders of the Class B, C and D Common Stock in accordance with their respective holdings of each class of Class B, C and D Common Stock.

      4. Redemption or Purchase. The Class D Common Stock shall not be redeemable or the subject of a purchase by the Corporation without the agreement of the holder thereof.

                     G. PROVISIONS APPLICABLE TO ALL CLASSES

      1. Preemptive Rights. Ownership of shares of any class of the capital stock of the Corporation shall entitle the holders thereof to preemptive rights to subscribe for or purchase, or have offered to them for subscription or purchase, any additional shares of capital stock of any class of the Corporation, or any securities convertible into any class of the capital stock of the Corporation, however acquired, issued or sold by the Corporation.


                                       20.

      2. Cumulative Voting. No shareholder of the Corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

      3. Authority to Purchase Own Shares. Except as otherwise noted herein, the Corporation shall have the authority to purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor.

      4. Terms of Redemption or Purchase. The Corporation shall have the option of either paying cash or giving a promissory note (or a combination thereof) in payment for any redeemed or purchased shares of any class of stock. Any such promissory note shall be for a term as determined by the Board of Directors but in no event for a term of not less than three (3) nor more than five (5) years, unsecured, and shall bear interest at issuance date at the then current rate of interest at which the Corporation can borrow money from local banks.

                                   ARTICLE V.

      If, with respect to any action taken by the shareholders of the Corporation, any provision of the Texas Business Corporation Act would, but for this Article V, require the vote or concurrence of the holders of shares having more than a majority of the votes entitled to be cast thereon, or of any class or series thereof, the vote or concurrence of the holders of shares having only a majority of the votes entitled to be cast thereon, or of


                                       21.

any class or series thereof, shall be required with respect to any such action.

                                   ARTICLE VI.

      The Corporation shall indemnify every director or officer, his heirs, executors and administrators, against expenses actually and reasonably incurred by him, as well as any amount paid upon a judgment, in connection with any action, suit or proceeding, civil or criminal, to which he may be made a party by reason of his being or having been a director or officer of the Corporation, or at the request of the Corporation, having been a director or officer of any other corporation of which the Corporation was at such time a shareholder or creditor and from which other corporation he is not entitled to be indemnified, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty to the Corporation. In the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Corporation is advised by its counsel that the person to be indemnified did not commit such a breach of duty. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled.

                                  ARTICLE VII.

      No contract or other transaction between the Corporation and any other corporation shall be affected by the fact that one


                                       22.

(1) or more of the directors or officers of this Corporation is interested in or is a director or officer of such other corporation, and any director or officer individually may be a party to or may be interested in any contract or transaction of this Corporation. No contract or transaction of this Corporation with any person or persons, firm or association shall be affected by the fact that any director or officer of this Corporation is a party to or interested in such contract or transaction, or in any way connected with such person or persons, firm or association, provided that the interest in any such contract or other transaction of any such director or officer shall be fully disclosed and that such contract or other transaction shall be authorized or ratified by the vote of a sufficient number of directors of the Corporation not so interested. In the absence of fraud, no director or officer having such adverse interest shall be liable to the Corporation or to any shareholder or creditor thereof, or to any other person, for any loss incurred by it under or by reason of such contract or transaction, nor shall any such director or officer be accountable for any gains or profits realized thereon. In any case described in this Article VII, any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize or ratify any such contract or transaction.

                                  ARTICLE VIII.

      The Corporation will not commence business until it has received for the issuance of its shares consideration of the


                                       23.

value of not less than One Thousand and no/100 Dollars ($1,000.00), consisting of money, labor done or property actually received.

                                   ARTICLE IX.

      The post office address of the Corporation's initial registered office is 9444 Long Point, Houston, Texas 77055, and the name of its initial registered agent at such address is Bobby L. Gowens.

                                   ARTICLE X.

      The number of directors constituting the initial Board of Directors is six
(6); and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualify are:

      Robert R. Onstead                       9444 Long Point
                                              Houston, Texas   77055

      Randall C. Barclay                      9444 Long Point
                                              Houston, Texas   77055

      Bobby L. Gowens                         9444 Long Point
                                              Houston, Texas   77055

      Norman N. Frewin                        9444 Long Point
                                              Houston, Texas   77055

      Kay M. Onstead                          9444 Long Point
                                              Houston, Texas   77055

      Lew W. Harpold                          9444 Long Point
                                              Houston, Texas   77055


                                       24.

                                   ARTICLE XI.

      The name and address of the incorporator is:

      Patrick Wm. Johnson                     1100 Milam Street, 28th Floor
                                              Houston, Texas 77002

      IN WITNESS WHEREOF, I have hereunto set my hand this 11th day of November, 1980.


                                        /s/ PATRICK Wm. JOHNSON
                                        -----------------------------------
                                        PATRICK Wm. JOHNSON

THE STATE OF TEXAS  )
                    )
COUNTY  OF  HARRIS  )

      I, LINDA MAHAFFEY, the undersigned, a Notary Public, do hereby certify that on this 11th day of November, 1980, personally appeared before me PATRICK Wm. JOHNSON, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator and that the statements therein contained are true.

      SUBSCRIBED AND SWORN TO before me this 11th day of November, 1980.


                                        /s/ Linda Mahaffey
                                        ----------------------------------------
                                        NOTARY PUBLIC IN AND FOR
                                        HARRIS COUNTY, T E X A S

                                                      LINDA MAHAFFEY
                                           Notary Public in Harris County, Texas
                                            My Commission Expires June 14, 1981


                                       25.

                                                                FILED
                                                        In the Office of the
                                                     Secretary of State of Texas
                                                             FEB 20 1985
                                                             Clerk II S
                                                        Corporations Section


                     RANDALL'S MANAGEMENT CORPORATION, INC.

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

      Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

                                   ARTICLE ONE

      The name of the corporation is RANDALL'S MANAGEMENT CORPORATION, INC.

                                   ARTICLE TWO

      The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on November 7, 1983, and October 29, 1984, to reduce the par value of Class A voting common stock, Class B nonvoting common stock, Class C nonvoting common stock and Class D nonvoting common stock.

      The amendment alters or changes Article IV, (iii), (iv), (v) and (vi) of the original or amended Articles of Incorporation and the full text of each provision as it is amended reads as follows:

      "... (iii) five million (5,000,000) shares of Class A voting common stock of the par value of One and No/100 Dollars ($1.00) per share (hereinafter called "Class A Common Stock"); (iv) five million (5,000,000) shares of Class B nonvoting common stock of the par value of Fifty Cents ($0.50) per share (hereinafter called "Class B Common Stock"); (v) five million (5,000,000) shares of Class C nonvoting common stock of the par value of Fifty Cents ($0.50) per share (hereinafter called "Class C Common Stock"); and (vi) five million (5,000,000) shares of Class D nonvoting common stock of the par value of Fifty Cents ($0.50) per share (hereinafter called "Class D Common Stock")."

                                  ARTICLE THREE

      The number of shares of the common stock of the Corporation outstanding at the time of such adoption, on November 7, 1983, was 386,720; and, on October 29, 1984, it was 3,086,720; and, on October 29, 1983, the number of shares entitled to vote thereon was 86,720 voting shares; and, on November 7, 1983, there were 300,000 Class B, Class C and Class D nonvoting shares, which were entitled to vote only on Article IV, (iv), (v) and (vi) of the aforesaid amendment pursuant to Article 4.03(2) of the Texas Business Coropration Act.

      The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

         Class                Number of Shares             Date of Adoption
         -----                ----------------             ----------------

      A Voting                      86,720                 October 29, 1984
      B Nonvoting                  100,000                 November 7, 1983
      C Nonvoting                  100,000                 November 7, 1983
      D Nonvoting                  100,000                 November 7, 1983

DATED November 15, 1984.

                                          RANDALL'S MANAGEMENT CORPORATION, INC.


                                          By /s/ Robert R. Onstead
                                             -----------------------------------
                                             Robert R. Onstead, President


                                          By /s/ Kenneth A. Branch
                                             -----------------------------------
                                             Kenneth A. Branch, Secretary

THE STATE OF TEXAS  )
                    )
COUNTY OF HARRIS    )

      BEFORE ME, a notary public, on this day personally appeared Robert R. Onstead, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

      GIVEN UNDER MY HAND AND SEAL OF OFFICE this 23rd day of January, 1985


                                          /s/ Janice R. Schilmoeller
                                         ----------------------------
                                            Janice R. Schilmoeller
                                         My commission expires 3/1/86
                                         ----------------------------
                                                (Print Name)
                                           NOTARY PUBLIC IN AND FOR
                                           THE  STATE OF  T E X A S

(S E A L)

My Commission Expires:

      3-1-86
-----------------------


THE STATE OF TEXAS  )
                    )
COUNTY OF HARRIS    )

      BEFORE ME, a notary public, on this day personally appeared Kenneth A. Branch, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

      GIVEN UNDER MY HAND AND SEAL OF OFFICE this 23rd day of January, 1985


                                          /s/ Janice R. Schilmoeller
                                         ----------------------------
                                            Janice R. Schilmoeller
                                         My commission expires 3/1/86
                                         ----------------------------
                                                (Print Name)
                                           NOTARY PUBLIC IN AND FOR
                                           THE  STATE OF  T E X A S

(S E A L)

My Commission Expires:

      3-1-86
-----------------------

                                                                FILED
                                                        In the Office of the
                                                     Secretary of State of Texas
                                                             JUL 23 1985
                                                        Clerk II-[ILLEGIBLE]
                                                        Corporations Section

                             STATEMENT OF CHANGE OF
                              REGISTERED OFFICE AND
                               REGISTERED AGENT OF
                     RANDALL'S MANAGEMENT CORPORATION, INC.


1. The name of the Corporation is RANDALL'S MANAGEMENT CORPORATION, INC.

2. The address, including street and number, of its present registered office as shown in the records of the Secretary of State of the State of Texas prior to filing this is 9444 Long Point, Houston, Harris County, Texas 77055.

3. The address, including street and number, to which its registered office is to be changed is 16000 Barker's Point Lane, Suite 200, Houston, Harris County, Texas 77079-4094.

4. The name of its present registered agent, as shown in the records of the Secretary of State of the State of Texas, prior to filing this statement is Bobby L. Gowens.

5. The name of its new registered agent is Bob L. Gowens.

6. The address of its registered office and the address of the business office of the registered agent, as changed, will be identical.

7. Such change was authorized by the Executive Committee of the Board of Directors of Randall's Management Corporation, Inc., pursuant to Article 9.10(B) of the Texas Business Corporation Act giving their unanimous written consent.


                                           /s/ Robert R. Onstead
                                          --------------------------------------
                                          Robert R. Onstead, President
                                          Randall's Management Corporation, Inc.


THE STATE OF TEXAS  )
                    )
COUNTY OF HARRIS    )

      BEFORE ME, the undersigned authority, a Notary Public in and for said County and State, on this day personally appeared ROBERT R. ONSTEAD, President of Randall's Management Corporation, Inc., a Texas corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same as the act and deed of such corporation, for the purposes therein expressed, in the capacity therein stated.

      GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 15th day of July, 1985.


                                                     /s/ Betty Stolarski
                                                ----------------------------
                                                      BETTY STOLARSKI
                                                ----------------------------
                                                        (Print Name)
                                                  NOTARY PUBLIC IN AND FOR
                                                   THE STATE OF T E X A S

(S E A L)

My Commission Expires:

       3/31/89
-----------------------

                                                                FILED
                                                        In the Office of the
                                                     Secretary of State of Texas
                                                             JUL 09 1986
                                                             Clerk II-G
                                                        Corporations Section


                              ARTICLES OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION

                                       OF

                     RANDALL'S MANAGEMENT CORPORATION, INC.

      Randall's Management Corporation, Inc. ("Corporation"), pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, hereby adopts the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE ONE

      The name of the corporation is Randall's Management Corporation, Inc.

                                   ARTICLE TWO

      The following amendments to the Articles of Incorporation were adopted by the shareholders of the Corporation on April 24, 1986:

            (A) Article IV, which sets forth the Corporation's authorized shares, is hereby amended by deleting the language therein contained in its entirety and substituting the following therefor:

                                   "ARTICLE IV

            The total number of shares of all classes of stock which the Corporation shall be authorized to issue is 30,008,250 shares, divided into the following: (i) 8,250 shares of Class A preferred stock of the par value of $10.00 per share (hereinafter called "Class A Preferred Stock"); (ii) 5,000,000 shares of serial preferred stock of the par value of $10.00 per share issuable in series (hereinafter called "Serial Preferred Stock"); and (iii) 25,000,000 shares of voting common stock of the par value of $1.00 per share (hereinafter called the "Common Stock").

            A description of the respective classes of stock and a statement of the designations, preferences, limitations and relative rights, including voting rights, of the respective classes of stock are as follows:

                           A. CLASS A PREFERRED STOCK

            1. Dividends. The holders of Class A Preferred Stock shall be entitled to receive dividends of $10.50 per share, out of any funds legally available for the payment therefor, and no more, payable in cash (quarterly on the first days of July, October, January and April, or at such intervals as the Board of Directors may from time to time determine). Such dividends shall accrue from the date of issuance of the respective Class A Preferred Stock and shall be deemed to accrue from day to day whether or not earned or declared. Such dividends shall be payable before any dividends shall be paid, declared or set apart for the Serial Preferred Stock or Common Stock and shall be cumulative so that, if for any dividend period dividends on the outstanding Class A Preferred Stock equal to $10.50 per annum are not paid or declared and an amount equal to the dividend declaration set apart for payment, the deficiency shall be fully paid or declared and set apart for payment, without interest, before any distribution, by dividend or otherwise, shall be paid on, declared or an amount set apart by the Corporation for payment to the Serial Preferred Stock or Common Stock.

            2. Preferences on Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the then outstanding Class A Preferred Stock shall be entitled to receive $100.00 per share, plus all accrued and unpaid dividends as a liquidation preference (hereinafter in this Part A of Article IV called "Liquidation Preference"), and no more, before any amount shall be paid to the holders of the Serial Preferred Stock or Common Stock. In the event that the assets of the Corporation are insufficient to permit full payment of the Liquidation Preference to the Class A Preferred shareholders as herein provided, then the assets of the Corporation shall be distributed ratably among the holders of the outstanding Class A Preferred Stock. A consolidation or merger of the Corporation with or into any other corporation, or a sale of all or substantially all of the assets of the Corporation, shall not be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of these provisions.

            3. Redemption Rights of the Corporation. The whole or any part of the outstanding Class A Preferred Stock may be redeemed by the Corporation at any time after three years from the date of issuance upon 30 days' written notice by the Board of Directors sent via certified mail, return receipt requested, to the holders of shares which are to be redeemed by paying therefor the

      Liquidation Preference fixed in Paragraph 2, Part A, of Article IV hereof. The Corporation may redeem the whole or any part of such shares; provided, however, that if at any time the Corporation elects to redeem less than the whole of the Class A Preferred Stock then outstanding, the particular shares to be redeemed shall be determined by lot or by such other equitable method as may be determined by the Board of Directors. If, on the redemption date specified in any such notice, funds necessary for redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the Class A Preferred Stock to be redeemed, then, notwithstanding that any certificate for shares so redeemed shall not have been surrendered for cancellation, the shares so redeemed shall no longer be deemed to be outstanding, the right to receive dividends thereon shall cease to accrue from and after the date so fixed and all rights of holders of Class A Preferred Stock notified of the redemption of their shares shall forthwith after such redemption date cease and terminate, excepting only the right of the holders thereof to receive the redemption price thereof, but without interest. If, before the redemption date specified in any notice of redemption of the Class A Preferred Stock, the Corporation shall deposit in trust with a bank or trust company in good standing organized under the laws of the United States of America or the State of Texas in the City of Houston, Texas, having a capital, surplus and undivided profits of at least $5,000,000 according to its last published statement of condition, an amount adequate to pay the Liquidation Preference to the Class A Preferred shareholders, then from and after the date fixed for redemption the Class A Preferred Stock so redeemed shall cease and terminate, excepting only the rights of holders thereof to receive the redemption price therefor, but without interest. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time. In case the holder of shares which shall have been redeemed shall not, within six years after making such deposit, claim the amount deposited with respect to the redemption of such shares, the bank or trust company in which such deposit was made shall, upon demand, pay over to the Corporation the unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder.

            4. Redemption Rights of Shareholders. Any holder of Class A Preferred Stock may, at any time after three years from the date of issuance, by written request mailed to the Corporation at its registered office, cause the Corporation, to the extent it may lawfully do so, to redeem all shares of Class A Preferred Stock owned by the holder at the time and to pay the holder therefor the Liquidation Preference fixed in Paragraph 2, Part A, of this Article IV. The written request shall state the name and address of the holder and the number of shares owned by him and shall be accompanied by the certificate representing all such shares of Class A Preferred Stock, duly endorsed in blank or accompanied by appropriate stock powers. Such redemption shall be consummated within 90 days after the date of the written request.

            5. Terms of Redemption or Purchase. The Corporation shall have the option of either paying cash or giving a promissory note (or a combination thereof) in payment for any redeemed or purchased shares of Class A Preferred Stock. Any such promissory note shall be for a term as determined by the Board of Directors but in no event for a term of not less than three nor more than five years, unsecured, and shall bear interest at issuance date at the then current rate of interest at which the Corporation can borrow money from local banks.

            6. Reacquired Shares. No share of Class A Preferred Stock that is purchased, redeemed or otherwise acquired by the Corporation shall be reissued. The Corporation shall file all statements required by law in connection with the purchase, redemption or other acquisition of shares of Class A Preferred Stock.

            7. Voting Rights. Except as required by law, the holders of Class A Preferred Stock shall not be entitled to vote on any matter to be voted upon by the shareholders of the Corporation.

                            B. SERIAL PREFERRED STOCK

            1. Issuance in Series. The Serial Preferred Stock may be divided into and issued in one or more series. The Board of Directors is hereby vested with authority from time to time to establish and designate such series, and within the limitations prescribed by law or set forth herein, to fix and determine the relative rights and preferences of the shares of any series so established and to increase or decrease the number of shares within each such series; provided that the Board of Directors may not decrease the number of shares within a series below the number of shares within such series that is then issued.

            2. Relative Rights and Preferences of Each Series. The relative rights and preferences of the shares of Serial Preferred Stock may vary between series in any and all respects, and the shares of Serial Preference Stock as a class need not be identical in any respect so long as all shares of the same series of Serial Preference Stock are identical in all respects.

            3. Reference to External Facts. Any of the designations, preferences, limitations or relative rights, including voting rights, of any series of Serial Preference Stock may be dependent upon facts ascertainable outside these Articles of Incorporation, as amended from time to time, provided that the manner in which such facts operate upon the designations, preferences, limitations and relative rights, including voting rights, of any series of Serial Preference Stock is clearly and expressly set forth in the resolution adopted by the Board of Directors setting forth the designation of such series and fixing and determining the relative rights and preferences thereof.

                                 C. COMMON STOCK

            1. Dividends. After the requirements with respect to preferential dividends from the Class A Preferred Stock and the Serial Preferred Stock have been met, the holders of the Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

            2. Voting Rights. Each holder of Common Stock shall be entitled to one vote for each share held.


            D. PROVISIONS APPLICABLE TO ALL CLASSES

            1. Denial of Preemptive Rights. No shareholder of the Corporation shall have any preemptive right to acquire additional, unissued or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire any such shares.

            2. Voting Rights. Subject to the voting rights, if any, expressly conferred upon the holders of Serial Preferred Stock pursuant to Part B of this Article IV, and except as otherwise required by law, the holders of the Common Stock shall exclusively possess full voting power for the election of directors and for all other purposes.

            3. Cumulative Voting. No shareholder of the Corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

            4. Authority to Purchase Shares. Except as otherwise noted herein and without the necessity for action by its shareholders, the Corporation shall have the authority to purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor."

            (B) Article VI, concerning indemnification, is hereby amended by deleting the language therein contained in its entirety and substituting the following therefor:

                                   "ARTICLE VI

            1. Indemnification. As permitted by Section G of Article 2.02-1 of the Texas Business Corporation Act as in effect on the date of the filing of these Articles of Amendment with the Secretary of State of the State of Texas ("Indemnification Article"), the Corporation:

                  (a) makes mandatory the indemnification permitted under
            Section B of the Indemnification Article as contemplated by Section G thereof;

                  (b) agrees to advance the reasonable expenses of a director upon such director's compliance with the requirements of

            Sections K and L of the Indemnification Article; and

                  (c) extends the mandatory indemnification and the obligation to advance reasonable expenses to all officers of the Corporation and to all persons who are or were serving at the request of the Corporation as a director, officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust or employee benefit plan to the same extent that the Corporation has agreed to indemnify and advance expenses to directors under the Indemnification Article.

            2. Non-Exclusivity. The provisions of Section 1 of this Article VI shall not be deemed exclusive of any other rights to which any such director, officer or other person may be entitled under any other agreement, pursuant to a vote of directors or any committee thereof or a vote of shareholders, as a matter of law or otherwise, either as to action in his official capacity or as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. No person shall be entitled to indemnification pursuant to this
      Article VI in relation to any matter as to which indemnification shall not be permitted by law.

            3. Defined Terms. Terms used herein that are defined in the Indemnification Article shall have the respective meanings set forth in the Indemnification Article."

            (C) Article VII, concerning transactions with interested parties, is hereby amended by deleting the language therein contained in its entirety and substituting the following therefor:

                                  "ARTICLE VII

            1. Interested Transactions. No contract or other transaction between the Corporation and one or more of its directors, officers or securityholders or between the Corporation and another corporation, partnership, joint venture, trust or other enterprise of which one or more of the Corporation's directors, officers or securityholders are members, officers, securityholders, directors or employees or in which they are otherwise interested, directly or indirectly, shall be invalid solely because of such relationship, or solely because such a director, officer or securityholder is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or other transaction, or solely because his or their votes are counted for such purpose, if (A) the material facts as to his relationship or interest and as to the contract or other transaction are known or disclosed to the Board of Directors or committee thereof, and such board or committee in good faith authorizes the contract or other transaction by the affirmative vote of a majority of the disinterested directors even though the disinterested directors be less than a quorum, or (B) the material facts as to his relationship or interest and as to the contract or other transaction are known or disclosed to the shareholders entitled to vote thereon, and the contract or other transaction is approved in good faith by vote of the shareholders, or (C) the contract or other transaction is fair as to the Corporation as of the time it is entered into.

            2. Reliance by Directors. In performing his duties, a director of the Corporation shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by (A) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented, (B) counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence, or
      (C) a committee of the Board of Directors upon which he does not serve, duly designated in accordance with a provision of the by-laws, as to matters within its designated authority, which committee the director deems to merit confidence; provided that a director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his duties shall have no liability to the Corporation (whether asserted directly or derivatively) by reason of being or having been a director of the Corporation."

            (D) Article IX, concerning the registered office and agent of the Corporation, is hereby amended by deleting the language therein contained in its entirety and substituting the following therefor:

                                   "ARTICLE IX

            The address of the registered office of the Corporation is 16000 Barkers Point Lane, Suite 200, Houston, Texas 77079, and the name of the registered agent of the Corporation at that address is Bob L. Gowens."

                                  ARTICLE THREE

            The number of shares of the Corporation outstanding at the time of such adoption was 3,900,450; and the designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

             CLASS                                  NUMBER OF SHARES OUTSTANDING
             -----                                  ----------------------------

      Class A Preferred                                         8,250
      Class B Preferred                                        25,000
      Class A Common Stock                                    867,200
      Class B Common Stock                                  1,000,000
      Class C Common Stock                                  1,000,000
      Class D Common Stock                                  1,000,000

                                  ARTICLE FOUR

            The holders of all of the shares outstanding and entitled to vote on said amendments have signed a consent in writing adopting said amendments.

                                  ARTICLE FIVE

            The manner in which the reclassification of the Corporation's issued shares shall be effected upon the filing of these Articles of Amendment with the Secretary of State of the State of Texas ("Effective Date") is as follows:

            (A) Each of the issued shares (including any shares then held in the treasury of the Corporation) of Class B Preferred Stock, $10.00 par value ("Class B Preferred Stock"), shall, without any action on the part of the Corporation or the respective holders thereof, be reclassified as and become
3.3167 shares of Common Stock, which shares shall be entitled to all the rights and subject to all the restrictions specified in Article IV of the Articles of Incorporation of the Corporation, as then amended, relating to the Common Stock. No fractional shares shall be issued but each fractional share shall be rounded to the next higher whole share. Each certificate then outstanding representing shares of Class B Preferred Stock shall automatically, and without the necessity of presenting the same for exchange, represent thereafter the number of shares of Common Stock into which the number of shares of Series B Preferred Stock referred to therein were reclassified.

            (B) Each of the issued shares (including any shares then held in the treasury of the Corporation) of Class A Common Stock, $1.00 par value ("Class A Common Stock"), shall, without any action on the part of the Corporation or the respective holders thereof, be reclassified as and become one share of Common Stock, which shares shall be entitled to all the rights and subject to all the restrictions specified in Article IV of the Articles of Incorporation of the Corporation, as then amended, relating to the Common Stock. Each certificate then outstanding representing shares of Class A Common Stock shall automatically, and without the necessity of presenting the same for exchange, represent thereafter the same number of shares of Common Stock.

            (C) Each of the issued shares (including any shares then held in the treasury of the Corporation) of Class B Common Stock, Class C Common Stock and Class D Common Stock, each $.50 par value per share (collectively, the "Other Common Stock"), shall, without any action on the part of the Corporation or the respective holders thereof, be reclassified as and become one share of Common Stock, which shares shall be entitled to all the rights and subject to all the restrictions specified in Article IV of the Articles of Incorporation of the Corporation, as then amended, relating to the Common Stock. Each certificate then outstanding representing shares of Other Common Stock shall automatically, and without the necessity of presenting the same for exchange, represent thereafter the same number of shares of Common Stock.

            (D) The 8,250 shares of Class A Preferred Stock issued and outstanding immediately prior to the Effective Date shall not be affected by the reclassification referred to herein and shall remain issued and outstanding on the Effective Date.

                                   ARTICLE SIX

            As a result of the consummation of the foregoing amendments and the reclassifications referred to in Article Five above, the stated capital of the Corporation attributable to the Common Stock will be $3,950,119.

      IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 24th day of April, 1986.

                                        RANDALL'S MANAGEMENT
                                        CORPORATION, INC.


                                        By: /s/ Bob L. Gowens
                                           ----------------------------------
                                           Exec Vice President

                                        and


                                        By: /s/ Kenneth A. Branch
                                           ----------------------------------
                                                    Secretary

STATE OF TEXAS      )
                    )
COUNTY OF HARRIS    )

      Before me, a notary public, on this day personally appeared Bob L. Gowens and Kenneth A. Branch, known to me to be the persons whose names are subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct. Given under my hand and seal of office this 24th day of April, 1986.


                                            /s/ Janice R. Schilmoeller
                                            --------------------------------
                                            Name:  Janice R. Schilmoeller
                                            Notary Public in and for
                                            The State of T E X A S
                                            My Commission Expires: 3-1-90

                                                                FILED
                                                         In the Office of the
                                                     Secretary of State of Texas

                                                              JUL 9 1986

                                                          CLERK [ILLEGIBLE]
                                                         Corporations Section

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                     RANDALL'S MANAGEMENT CORPORATION, INC.

                                   ARTICLE ONE

      Randall's Management Corporation, Inc. (Corporation), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts the following Restated Articles of Incorporation which accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date, and which contain no change in any provision thereof.

                                   ARTICLE TWO

      The Restated Articles of Incorporation were adopted by resolution of the Board of Directors of the Corporation on the 24th day of April, 1986.

                                  ARTICLE THREE

      The Corporation's Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Restated Articles of Incorporation which accurately copy the entire text thereof:

                                   ARTICLE I.

      The name of the Corporation is RANDALL'S MANAGEMENT CORPORATION, INC.

                                   ARTICLE II.

      The period of its duration is perpetual.

                                  ARTICLE III.

      The purpose or purposes for which the Corporation is organized are:

            To lease, purchase, sell and subdivide real estate within towns, cities and villages, and their suburbs, not extending more than two miles beyond their corporate limits;

            To purchase, manufacture, assemble, fabricate, produce, import, receive, lease as lessee or otherwise acquire, own, hold, store, use, repair, service, maintain, mortgage, pledge or otherwise encumber or otherwise dispose of and generally deal with and in as principal, agent, broker, investor or otherwise, goods, wares, merchandise, securities and personal property, tangible or intangible, of all kinds and descriptions;

            To establish, maintain and conduct any sales, services, agency, brokerage, franchise, investment or merchandising business in all its aspects for the purpose of selling, purchasing, licensing, renting, leasing, operating, franchising and otherwise dealing with personal services, instruments, machines, appliances, inventions, securities, trademarks, trade names, patents, privileges, processes, improvements, copyrights, contract rights and personal property, tangible and intangible, of all kinds and descriptions;

            To serve as manager, consultant, representative, agent, broker or advisor for other persons, associations, corporations, partnerships and firms;

            To enter into partnerships or into any arrangement for sharing of profits, union of interests, cooperation, joint venture, reciprocal concession or otherwise with any person, firm or corporation carrying on or engaged in or about to carry on or engage in any business or transaction which the Corporation is authorized to carry on or engage in;

            To carry out the purposes above set forth in any state, territory, district or possession of the United States or in any foreign country to the extent that such purposes are not forbidden by the law of such state, territory, district or possession of the United States or by such foreign country; and

            In general, to transact any or all lawful business for which corporations may be organized under the Texas Business Corporation Act.

                                   ARTICLE IV

      The total number of shares of all classes of stock which the Corporation shall be authorized to issue is 30,008,250 shares, divided into the following:
(i) 8,250 shares of Class A preferred stock of the par value of $10.00 per share (hereinafter called "Class A Preferred Stock"); (ii) 5,000,000 shares of serial preferred stock of the par value of $10.00 per share issuable in series (hereinafter called "Serial Preferred Stock"); and (iii) 25,000,000 shares of voting common stock of the par value of $1.00 per share (hereinafter called the "Common Stock").

      A description of the respective classes of stock and a statement of the designations, preferences, limitations and relative rights, including voting rights, of the respective classes of stock are as follows:

                           A. CLASS A PREFERRED STOCK

            1. Dividends. The holders of Class A Preferred Stock shall be entitled to receive dividends of $10.50 per share, out of any funds legally available for the payment therefor, and no more, payable in cash (quarterly on the first days of July, October, January and April, or at such intervals as the Board of Directors may from time to time determine). Such dividends shall accrue from the date of issuance of the respective Class A Preferred Stock and shall be deemed to accrue from day to day whether or not earned or declared. Such dividends shall be payable before any dividends shall be paid, declared or set apart for the Serial Preferred Stock or Common Stock and shall be cumulative so that, if for any dividend period dividends on the outstanding Class A Preferred Stock equal to $10.50 per annum are not paid or declared and an amount equal to the dividend declaration set apart for payment, the deficiency shall be fully paid or declared and set apart for payment, without interest, before any distribution, by dividend or otherwise, shall be paid on, declared or an amount set apart by the Corporation for payment to the Serial Preferred Stock or Common Stock.

            2. Preferences on Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the then outstanding Class A Preferred Stock shall be entitled to receive $100.00 per share, plus all accrued and unpaid dividends as a liquidation preference (hereinafter in this Part A of Article IV called "Liquidation Preference"), and no more, before any amount shall be paid to the holders of the Serial Preferred Stock or Common Stock. In the event that the assets of the Corporation are insufficient to permit full payment of the Liquidation Preference to the Class A Preferred shareholders as herein provided, then the assets of the Corporation shall be distributed ratably among the holders of the outstanding Class A Preferred Stock. A consolidation or merger of the Corporation with or into any other corporation, or a sale of all or substantially all of the assets of the Corporation, shall not be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of these provisions.

            3. Redemption Rights of the Corporation. The whole or any part of the outstanding Class A Preferred Stock may be redeemed by the Corporation at any time after three years from the date of issuance upon 30 days' written notice by the Board of Directors sent via certified mail, return receipt requested, to the holders of shares which are to be redeemed by paying therefor the Liquidation Preference fixed in Paragraph 2, Part A, of Article IV hereof. The Corporation may redeem the whole or any part of such shares; provided, however, that if at any time the Corporation elects to redeem less than the whole of the Class A Preferred Stock then outstanding, the particular shares to be redeemed shall be determined by lot or by such other equitable method as may be determined by the Board of Directors. If, on the redemption date specified in any such notice, funds necessary for redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the Class A Preferred Stock to be redeemed, then, notwithstanding that any certificate for shares so redeemed shall not have been surrendered for cancellation, the shares so redeemed shall no longer be deemed to be outstanding, the right to receive dividends thereon shall cease to accrue from and after the date so fixed and all rights of holders of Class A Preferred Stock notified of the redemption of their shares shall forthwith after such redemption date cease and terminate, excepting only the right of the holders thereof to receive the redemption price thereof, but without interest. If, before the redemption date specified in any notice of redemption of the Class A Preferred Stock, the Corporation shall deposit in trust with a bank or trust company in good standing organized under the laws of the United States of America or the State of Texas in the City of Houston, Texas, having a capital, surplus and undivided profits of at least $5,000,000 according to its last published statement of condition, an amount adequate to pay the Liquidation Preference to the Class A Preferred shareholders, then from and after the date fixed for redemption the Class A Preferred Stock so redeemed shall cease and terminate, excepting only the rights of holders thereof to receive the redemption price therefor, but without interest. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time. In case the holder of shares which shall have been redeemed shall not, within six years after making such deposit, claim the amount deposited with respect to the redemption of such shares, the bank or trust company in which such deposit was made shall, upon demand, pay over to the Corporation the unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder.

            4. Redemption Rights of Shareholders. Any holder of Class A Preferred Stock may, at any time after three years from the date of issuance, by written request mailed to the Corporation at its registered office, cause the Corporation, to the extent it may lawfully do so, to redeem all shares of Class A Preferred Stock owned by the holder at the time and to pay the holder therefor the Liquidation Preference fixed in Paragraph 2, Part A, of this Article IV. The written request shall state the name and address of the holder and the number of shares owned by him and shall be accompanied by the certificate representing all such shares of Class A Preferred Stock, duly endorsed in blank or accompanied by appropriate stock powers. Such redemption shall be consummated within 90 days after the date of the written request.

            5. Terms of Redemption or Purchase. The Corporation shall have the option of either paying cash or giving a promissory note (or a combination thereof) in payment for any redeemed or purchased shares of Class A Preferred Stock. Any such promissory note shall be for a term as determined by the Board of Directors but in no event for a term of not less than three nor more than five years, unsecured, and shall bear interest at issuance date at the then current rate of interest at which the Corporation can borrow money from local banks.

            6. Reacquired Shares. No share of Class A Preferred Stock that is purchased, redeemed or otherwise acquired by the Corporation shall be reissued. The Corporation shall file all statements required by law in connection with the purchase, redemption or other acquisition of shares of Class A Preferred Stock.

            7. Voting Rights. Except as required by law, the holders of Class A Preferred Stock shall not be entitled to vote on any matter to be voted upon by the shareholders of the Corporation.

                            B. SERIAL PREFERRED STOCK

            1. Issuance in Series. The Serial Preferred Stock may be divided into and issued in one or more series. The Board of Directors is hereby vested with authority from time to time to establish and designate such series, and within the limitations prescribed by law or set forth herein, to fix and determine the relative rights and preferences of the shares of any series so established and to increase or decrease the number of shares within each such series; provided that the Board of Directors may not decrease the number of shares within a series below the number of shares within such series that is then issued.

            2. Relative Rights and Preferences of Each Series. The relative rights and preferences of the shares of Serial Preferred Stock may vary between series in any and all respects, and the shares of Serial Preference Stock as a class need not be identical in any respect so long as all shares of the same series of Serial Preference Stock are identical in all respects.

            3. Reference to External Facts. Any of the designations, preferences, limitations or relative rights, including voting rights, of any series of Serial Preference Stock may be dependent upon facts ascertainable outside these Articles of Incorporation, as amended from time to time, provided that the manner in which such facts operate upon the designations, preferences, limitations and relative rights, including voting rights, of any series of Serial Preference Stock is clearly and expressly set forth in the resolution adopted by the Board of Directors setting forth the designation of such series and fixing and determining the relative rights and preferences thereof.

                                 C. COMMON STOCK

            1. Dividends. After the requirements with respect to preferential dividends from the Class A Preferred Stock and the Serial Preferred Stock have been met, the holders of the Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

            2. Voting Rights. Each holder of Common Stock shall be entitled to one vote for each share held.

            D. PROVISIONS APPLICABLE TO ALL CLASSES

            1. Denial of Preemptive Rights. No shareholder of the Corporation shall have any preemptive right to acquire additional, unissued or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire any such shares.

            2. Voting Rights. Subject to the voting rights, if any, expressly conferred upon the holders of Serial Preferred Stock pursuant to Part B of this Article IV, and except as otherwise required by law, the holders of the Common Stock shall exclusively possess full voting power for the election of directors and for all other purposes.

            3. Cumulative Voting. No shareholder of the Corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

            4. Authority to Purchase Shares. Except as otherwise noted herein and without the necessity for action by its shareholders, the Corporation shall have the authority to purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor.

                                   ARTICLE V.

      If, with respect to any action taken by the shareholders of the Corporation, any provision of the Texas Business Corporation Act would, but for this Article V, require the vote or concurrence of the holders of shares having more than a majority of the votes entitled to be cast thereon, or of any class or series thereof, the vote or concurrence of the holders of shares having only a majority of the votes entitled to be cast thereon, or of any class or series thereof, shall be required with respect to any such action.

                                   ARTICLE VI.

      1. Indemnification. As permitted by Section G of Article 2.02-1 of the Texas Business Corporation Act as in effect on the date of the filing of these Articles of

Amendment with the Secretary of State of the State of Texas ("Indemnification Article"), the Corporation:

            (a) makes mandatory the indemnification permitted under Section B of the Indemnification Article as contemplated by Section G thereof;

            (b) agrees to advance the reasonable expenses of a director upon such director's compliance with the requirements of Sections K and L of the Indemnification Article; and

            (c) extends the mandatory indemnification and the obligation to advance reasonable expenses to all officers of the Corporation and to all persons who are or were serving at the request of the Corporation as a director, officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust or employee benefit plan to the same extent that the Corporation has agreed to indemnify and advance expenses to directors under the Indemnification Article.

      2. Non-Exclusivity. The provisions of Section 1 of this Article VI shall not be deemed exclusive of any other rights to which any such director, officer or other person may be entitled under any other agreement, pursuant to a vote of directors or any committee thereof or a vote of shareholders, as a matter of law or otherwise, either as to action in his official capacity or as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. No person shall be entitled to indemnification pursuant to this Article VI in relation to any matter as to which indemnification shall not be permitted by law.

      3. Defined Terms. Terms used herein that are defined in the Indemnification Article shall have the respective meanings set forth in the Indemnification Article.

                                  ARTICLE VII.

      1. Interested Transactions. No contract or other transaction between the Corporation and one or more of its directors, officers or securityholders or between the Corporation and another corporation, partnership, joint venture, trust or other enterprise of which one or more of the Corporation's directors, officers or securityholders are members, officers, securityholders, directors or employees or in which they are otherwise interested, directly or indirectly, shall be invalid solely because of such relationship, or solely because such a director, officer or securityholder is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or other transaction, or solely because his or their votes are counted for such purpose, if (A) the material facts as to his relationship or interest and as to the contract or other transaction are known or disclosed to the Board of Directors or committee thereof, and such board or committee in good faith authorizes the contract or other transaction by the affirmative vote of a majority of the disinterested directors even though the disinterested directors be less than a quorum, or (B) the material facts as to his relationship or interest and as to the contract or other transaction are known or disclosed to the shareholders entitled to vote thereon, and the contract or other transaction is approved in good faith by vote of the shareholders, or (C) the contract or other transaction is fair as to the Corporation as of the time it is entered into.

      2. Reliance by Directors. In performing his duties, a director of the Corporation shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by (A) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented, (B) counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence, or (C) a committee of the Board of Directors upon which he does not serve, duly designated in accordance with a provision of the by-laws, as to matters within its designated authority, which committee the director deems to merit confidence; provided that a director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his duties shall have no liability to the Corporation (whether asserted directly or derivatively) by reason of being or having been a director of the Corporation.

                                  ARTICLE VIII.

      The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of not less than $1,000.00, consisting of money, labor done or property actually received.

                                   ARTICLE IX.

      The address of the registered office of the Corporation is 16000 Barkers Point Lane, Suite 200, Houston, Texas 77079, and the name of the registered agent of the Corporation at that address is Bob L. Gowens.

                                   ARTICLE X.

      The current Board of Directors of the Corporation consists of 8 members who will serve until the next annual meeting of shareholders or until their successors shall have been elected and qualified, and whose names and addresses are as follows:

             Randall C. Barclay            Route 1, Box 9D
                                           Cat Spring, TX  78933

             Ronnie W. Barclay             3850 Woodbriar
                                           Houston, TX  77002

             Lew W. Harpold                One Greeway Plaza East, Ste. 200
                                           Houston, TX  77046

             Norman P. Frewin              4503 Acacia
                                           Bellaire, TX  77401

             Norman N. Frewin              3703 Crystal Falls
                                           Missouri City, TX  77459

             Bob L. Gowens                 3711 Panorama
                                           Missouri City, TX  77459

             R. Randall Onstead            1102 Swallow Circle
                                           Sugar Land, TX  77478

             Robert R. Onstead             8 Piper's Walk
                                           Sugar Land, TX  77479

Dated: April 24th , 1986

                                        RANDALL'S MANAGEMENT
                                        CORPORATION, INC.


                                        By: /s/ Bob L. Gowens
                                           ----------------------------
                                            Exec Vice President

                                        and


                                        By: /s/ Kenneth A. Branch
                                           ----------------------------
                                                  Secretary

STATE OF TEXAS     )
                   )
COUNTY OF HARRIS   )

      Before me, a notary public, on this day personally appeared Bob L. Gowens and Kenneth A. Branch, known to me to be the persons whose names are subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

      Given under my hand and seal of office this 24th day of April, 1986.

                                               /s/ Janice R. Schilmoeller
                                               Name: Janice R. Schilmoeller
                                               Notary Public in and for
                                               The State of T E X A S
                                               My Commission Expires: 3-1-90

                                                                FILED
                                                         In the Office of the
                                                     Secretary of State of Texas

                                                             NOV 22 1988

                                                         Corporations Section

                     RANDALL'S MANAGEMENT CORPORATION, INC.

                             ARTICLES OF AMENDMENT

                                     TO THE

                       RESTATED ARTICLES OF INCORPORATION

      Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Restated Articles of Incorporation.

                                   ARTICLE ONE

      The name of the corporation is RANDALL'S MANAGEMENT CORPORATION, INC.

                                   ARTICLE TWO

      The following amendment to the Restated Articles of Incorporation was adopted by the shareholders of the Corporation effective on July 25, 1988, to reduce the par value of voting common stock.

      The amendment alters or changes Article IV, (iii) of the Restated Articles of Incorporation and the full text of such provision as it is amended reads as follows:

      "(iii) 25,000,000 shares of voting common stock of the par value of $0.25 per share (hereinafter called the "Common Stock")."

                                  ARTICLE THREE

      The number of shares of the Common Stock of the Corporation outstanding at the time of the adoption of such amendment, on July 25, 1988, was 3,950,119; and, the number of shares entitled to vote on the aforesaid amendment was 3,950,119.

                                  ARTICLE FOUR

      The holders of all of the shares of the Common Stock outstanding and entitled to vote on the amendment have signed a consent in writing adopting the amendment.

                                  ARTICLE FIVE

      By virtue of the aforesaid amendment, each outstanding share of Common Stock of the Corporation shall be exchanged for four (4) shares of Common Stock.

      DATED as of July 25, 1988.

                                        RANDALL'S MANAGEMENT CORPORATION, INC.


                                        By /s/ R. Randall Onstead, Jr.
                                           ----------------------------------
                                           R. Randall Onstead, Jr., President


                                        By /s/ Kenneth A. Branch
                                           ----------------------------------
                                           Kenneth A. Branch, Secretary

THE STATE OF TEXAS  )
                    )
COUNTY OF HARRIS    )

      BEFORE ME, a notary public, on this day personally appeared R. Randall Onstead, Jr., known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

      GIVEN UNDER MY HAND AND SEAL OF OFFICE this 17th day of November, 1988.


                                           /s/ Joanne M. Dufour
                                           -----------------------------------


                                           -----------------------------------
                                                     (Print Name)
                                               NOTARY PUBLIC IN AND FOR
                                                THE STATE OF T E X A S
(S E A L)
                                                      Joanne M. Dufour
My Commission Expires:                          Notary Public, State of Texas
                                               My Commission Expires 3-4-89

________________________

THE STATE OF TEXAS  )
                    )
COUNTY OF HARRIS    )

      BEFORE ME, a notary public, on this day personally appeared Kenneth A. Branch, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

      GIVEN UNDER MY HAND AND SEAL OF OFFICE this 17th day of November, 1988.


                                           /s/ Joanne M. Dufour
                                           -----------------------------------


                                           -----------------------------------
                                                     (Print Name)
                                               NOTARY PUBLIC IN AND FOR
                                                THE STATE OF T E X A S
(S E A L)
                                                      Joanne M. Dufour
My Commission Expires:                          Notary Public, State of Texas
                                               My Commission Expires 3-4-89

________________________

                                                                FILED
                                                         In the Office of the
                                                     Secretary of State of Texas

                                                             JUL 19 1983

                                                         Corporations Section

                             STATEMENT OF CHANGE OF
                              REGISTERED OFFICE OF
                     RANDALL'S MANAGEMENT CORPORATION, INC.

1. The name of the Corporation is RANDALL'S MANAGEMENT CORPORATION, INC.

2. The address, including street and number, of its present registered office as shown in the records of the Secretary of State of the State of Texas prior to filing this is 16000 Barker's Point Lane, Suite 200, Houston, Texas 77079-4094.

3. The address, including street and number, to which its registered office is to be changed is 3663 Briar Park, Houston, Texas 77042.

4. The name of its present registered agent, as shown in the records of the Secretary of State of the State of Texas, prior to filing this statement is Bob
L. Gowens.

5. The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

6. Such change was authorized by the Executive Committee of the Board of Directors of Randall's Management Corporation, Inc., pursuant to Article 9.10(B) of the Texas Business Corporation Act giving their unanimous written consent.


                                        /s/ R. Randall Onstead, Jr.
                                        ---------------------------------------
                                        R. Randall Onstead, Jr.,
                                        President, Randall's Management
                                        Corporation, Inc.

THE STATE OF TEXAS  )
                    )
COUNTY OF HARRIS    )

      BEFORE ME, the undersigned authority, on this day personally appeared R. RANDALL ONSTEAD, JR., President of Randall's Management Corporation, Inc., a Texas corporation, known to me to be


                                   Return to:
                      HARPOLD, MCDONALD, FITZGERALD & HALL
                       One Greenway Plaza East, Suite 820
                            Houston, Texas 77046-0195
the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same as the act and deed of such corporation, for the purposes therein expressed, in the capacity therein stated.

      GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 6th day of July, 1989.


                                           /s/ Joanne M. Dufour
                                           -----------------------------------

--------------------------------------
 [Seal of      Joanne M. Dufour
  the State     Notary Public              -----------------------------------
 of Texas]      State of Texas                        (Print Name)
          My Commission Expires 3-4-89         NOTARY PUBLIC IN AND FOR
--------------------------------------          THE STATE OF T E X A S

(S E A L)

My Commission Expires:

_____________________

                                                               FILED
                                                        In the Office of the
                                                     Secretary of State of Texas

                                                              AUG 21 1992

                                                         Corporations Section

                     RANDALL'S MANAGEMENT CORPORATION, INC.

              STATEMENT OF RESOLUTION ESTABLISHING SERIES OF SHARES

                                   designated

                         8% CONVERTIBLE PREFERRED STOCK

            Pursuant to Article 2.13 of the Texas Business Corporation Act

            Randall's Management Corporation, Inc., a Texas corporation (the "Corporation"), hereby certifies:

            A. That, pursuant to the authority contained in Article IV of the Restated Articles of Incorporation, as amended, of the Corporation (the "Articles of Incorporation") and in accordance with the provisions of Article
2.13 of the Texas Business Corporation Act, the Board of Directors of the Corporation has duly adopted, at a special meeting duly held on August 21, 1992, the following resolution creating and providing for the establishment and issuance of a series of shares of Serial Preferred Stock as hereinafter described, providing for the designations, preferences, limitations and relative, voting, conversion and other rights thereof and the qualifications, limitations or restrictions thereof, in addition to those set forth in the Articles of Incorporation, all in accordance with the provisions of Article
2.13 of the Texas Business Corporation Act:

            RESOLVED, that pursuant to Article IV of the Articles of Incorporation, which authorizes the issuance of 30,008,250 shares of stock, consisting of 8,250 shares of Class A preferred stock of the par value of $10.00 per share (the "Class A Preferred Stock"), 5,000,000 shares of serial preferred stock of the par value of $10.00 per share (the "Serial Preferred Stock"), none of which is outstanding, and 25,000,000 shares of common stock of the par value of $.25 per share (the "Common Stock"), the Corporation hereby provides for the issuance of a series of 292,043 shares of Serial Preferred Stock, designated as 8% Convertible Preferred Stock ("Convertible Preferred Stock"), and hereby approves the designation, issuance and sale by this Corporation of 292,043 shares of the Convertible Preferred Stock and hereby provides for the following designations, preferences, limitations and relative, voting, conversion and other rights thereof and the qualifications, limitations or restrictions thereof:

            1. Designation of the Series. There shall be a series of Serial Preferred Stock designated as "8% Convertible Preferred Stock", par value $10.00 per share, consisting of 292,043 shares. Each share of Convertible Preferred Stock shall be referred to herein as a "Convertible Preferred Share" or "Share".

            2. Voting.

            (a) Except as provided in this Section 2 or as otherwise required by law, the Convertible Preferred Stock shall not have any right to vote for the election of directors or for any other purpose. All equity securities of the Corporation which rank on a parity with the Convertible Preferred Stock as to payment of dividends and distributions upon liquidation, dissolution or winding up of the Corporation are collectively referred to as "Parity Stock" and all equity securities of the Corporation which rank junior (but in no case senior) to the Convertible Preferred Stock as to payment of dividends or distributions upon liquidation, dissolution or winding up of the Corporation are collectively referred to herein as "Junior Stock". So long as the Convertible Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of a majority of all outstanding Convertible Preferred Stock, voting or consenting separately as a class, (i) amend, alter or repeal (whether by amendment, merger or otherwise) any provision of the Articles of Incorporation or the bylaws of the Corporation, as currently in effect (the "Bylaws"), so as adversely to affect the rights, preferences, qualifications, limitations or restrictions of the Convertible Preferred Stock, (ii) authorize or issue any additional shares of Convertible Preferred Stock, (iii) authorize or issue, or increase the authorized amount of, any class of stock, or any security convertible into or exchangeable or exercisable for stock of such class, ranking prior to the Convertible Preferred Stock as to the payment of dividends or distributions upon liquidation, dissolution or winding up of the Corporation or (iv) effect any reclassification, conversion, exchange or cancellation of the Convertible Preferred Stock.

            The affirmative vote or consent of the holders of a majority of all outstanding Convertible Preferred Stock, voting or consenting separately as a class, shall be required to (a) authorize any sale, lease or conveyance of all or substantially all of the assets of the Company, or (b) approve any merger, consolidation or share exchange involving the Corporation unless (i) the terms of such merger, consolidation or share exchange (x) do not provide for a change in the terms of the Convertible Preferred Stock or the reclassification, conversion or exchange of the Convertible Preferred Stock for any securities, cash or other property except as contemplated by (y) or (y) provide for the conversion of the Convertible Preferred Stock into stock having substantially the same relative rights, preferences, qualifications, limitations and restrictions as set forth herein and (ii) the Convertible Preferred Stock (or such other stock) is, after such merger, consolidation or share exchange, on a parity with or prior to any other series of capital stock authorized by the surviving corporation as to the payment of dividends and distributions upon liquidation other than (A) the Class A Preferred Stock and (B) any series of preferred stock of the Corporation prior to the Convertible Preferred Stock as may be created with the affirmative vote or consent of the holders of a majority of the Convertible Preferred Stock (or other than a series the shares of which the Class A Preferred Stock or such prior preferred stock is converted into or exchanged for as a result of such merger or consolidation that has substantially the same terms as the Class A Preferred Stock or such prior preferred stock).

            Except as otherwise set forth herein, to the extent that the holders of the Convertible Preferred Stock shall have the right to vote as a class (alone or together with any other series of stock of the Company) pursuant to the requirements of applicable law on any matter not set forth herein as requiring the vote of such holders, the approval of such matter shall require only the vote or consent of the holders of a majority of the shares entitled so to vote.

            (b) If (i) a Change of Control (as defined in paragraph (c) below) shall have occurred and (ii) the Corporation shall have failed to satisfy its obligation to redeem shares of Convertible Preferred Stock pursuant to Section 4, then the number of directors constituting the Board of Directors shall, without further action, be increased by two and the holders of shares of Convertible Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a single class, to elect the directors of the Corporation to fill such newly created directorships (the remaining directors to be elected by other classes of stock entitled to vote therefor) at each meeting of shareholders held for the purpose of electing directors. Such additional directors shall continue as directors and such additional voting right shall continue until such time as any mandatory redemption obligation provided in Section 4 that has become due shall have been satisfied or all necessary funds have been set aside for payment, as the case may be, at which time such additional directors shall cease to be directors and such additional voting right of the holders of Convertible Preferred Stock shall terminate.

            The foregoing rights of holders of shares of Convertible Preferred Stock to take any action as provided in this Section 2(b) may be exercised at any annual meeting of shareholders or at a special meeting of shareholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action.

            So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), upon the written request of holders of the Convertible Preferred Stock addressed to the Secretary of the Corporation at the principal office of the Corporation, the Secretary of the Corporation shall call a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within thirty (30) days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the Bylaws of the Corporation for the holding of meetings of shareholders.

            For taking of any action as provided in this Section 2 by the holders of shares of Convertible Preferred Stock each such holder shall have one vote for each share of such stock standing in this name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the business day next preceding the day on which notice is given, or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

            Each director elected by the holders of shares of Convertible Preferred Stock as provided in this Section 2(b) shall, unless his term shall expire earlier, hold office until the annual meeting of shareholders next succeeding his election or until his successor, if any, is elected and qualified.

            In case any vacancy shall occur among the directors elected by the holders of shares of Convertible Preferred Stock as provided in this Section 2(b), such vacancy may be filled for the unexpired portion of the term by vote of the remaining director theretofore elected by such holders (if there is a remaining director), or such director's successor in office. If any such vacancy is not so filled within 20 days after the creation thereof or if both directors so elected by the holders of Convertible Preferred Stock shall cease to serve as directors before their terms shall expire, the holders of the Convertible Preferred Stock then outstanding and entitled to vote for such directors may, by written consent as herein provided, or at a special meeting of such holders called as provided herein, elect successors to hold office for the unexpired term of the directors whose places shall be vacant.

            Any director elected by the holders of shares of Convertible Preferred Stock may be removed from office with or without cause only by the vote or written consent of the holders of at least a majority of the outstanding shares of Convertible Preferred Stock. A special meeting of the holders of shares of Convertible Preferred Stock for such purpose may be called in accordance with the procedures set forth in this Section 2(b).

            (c) For purposes of Section 2(b), a "Change of Control" shall be deemed to have occurred if any person or "group" (within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended), other than a member or members of the Control Group, shall acquire beneficial ownership of more than 50% of the issued and outstanding Common Stock, unless the affirmative vote or consent of the holders of a majority of all outstanding Convertible Preferred Stock, voting or consenting separately as a class, is obtained. "Control Group" shall mean (i) Robert R. Onstead, Norman N. Frewin and Bobby L. Gowens and the descendants, heirs and legatees of each of them and of Randall C. Barclay and any of their respective spouses, (ii) any trust with respect to which any person listed in clause (i) is a beneficiary and any corporation, partnership or family foundation created by or for the benefit of any of the persons listed in clause (i), and (iii) any employee stock ownership plan or any other employee benefit plan or trust related thereto benefitting any employees of Randall's.

            3. Dividends. For the purposes of this Section 3, the fifteenth day of January, April, July and October on which the Convertible Preferred Stock shall be outstanding shall be deemed to be a "Dividend Due Date". The holders of Convertible Preferred Shares shall be entitled to receive, if, when and as declared by the Board of Directors out of funds legally available therefor, cumulative dividends at the rate of $8.00 per year in cash on each Convertible Preferred Share and no more, calculated on the basis of a year of 360 days consisting of twelve 30-day months, payable quarterly on each Dividend Due Date, with respect to the quarterly period ending on the Dividend Due Date.

Dividends on each Convertible Preferred Share shall accumulate and be cumulative from and after the date of the issuance of such Convertible Preferred Share (or in the event of a Share initially issued after the first issuance of any Shares, from the immediately preceding Dividend Due Date or, if none, from the date of such first issuance). The record date for the payment of dividends shall, unless otherwise altered by the Corporation's Board of Directors, be the last day of March, June, September or December, as the case may be, immediately preceding the relevant Dividend Due Date. The record date for the payment of dividends on the Convertible Preferred Shares shall in no event be more than sixty (60) or less than ten (10) days prior to a Dividend Due Date.

            On each Dividend Due Date all dividends which shall be accumulated on each Convertible Preferred Share outstanding on such Dividend Due Date shall be deemed to become "due". Any dividend which shall not be paid on the Dividend Due Date on which it shall become due shall be deemed to be "past due" until such dividend shall be paid or until the Convertible Preferred Share with respect to which such dividend became due shall no longer be outstanding, whichever is the earlier to occur.

            When dividends are not paid in full upon all shares of Parity Stock, all dividends declared upon shares of Parity Stock will be declared pro rata so that in all cases the amount of dividends declared per share on the Parity Stock bears to each other the same ratio that the accumulated dividends per share on the shares of Parity Stock bear to each other. Unless (x) full cumulative dividends on the Parity Stock (which have become due) have been paid or set aside for payment and (y) the Corporation shall not be in default of any obligation to redeem the Convertible Preferred Stock at the time required by
Section 4: (i) no dividends in cash, securities or other property may be paid or declared and set aside for payment or any other distribution made upon any Junior Stock (other than dividends or distributions in Junior Stock); (ii) except for redemptions of Convertible Preferred Stock pursuant to Section 4, no Parity Stock may be (A) redeemed pursuant to a sinking fund or otherwise (unless all the Parity Stock is redeemed or a pro rata redemption is made from all holders of Parity Stock, the amount allocable to each series of such Parity Stock being determined on the basis of the aggregate liquidation preference of the outstanding shares of each series and the shares of each series are to be redeemed only on a pro rata basis) or (B) purchased or otherwise acquired for any consideration by the Corporation except pursuant to an acquisition or offer made on the equivalent terms to all holders of Parity Stock; and (iii) no Junior Stock may be acquired for consideration except by conversion into, exchange for, or out of the cash proceeds from the substantially concurrent offering of, Junior Stock.

            The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation if the Corporation could not, pursuant to this Section 3, purchase such shares at such time and in such manner.

            4. Redemption. The Convertible Preferred Shares (i) may be redeemed at the option of the Corporation, as a whole at any time or in part from time to time, and (ii) shall be redeemed by the Corporation, unless converted into shares of Common Stock pursuant to Section 6 hereof, on October 15, 1999 (the date of any such redemption being the "Redemption Date"), in either case at a price per share of $100 plus all dividends (whether or not declared or due) accumulated and unpaid to the date of redemption (the "Redemption Price").

            No sinking fund shall be established for the Convertible Preferred Stock.

            Notice of any redemption of the Convertible Preferred Shares shall be mailed by means of first class mail, postage paid, addressed to the holders of record of the Convertible Preferred Shares, at their respective addresses then appearing on the books of the Corporation, at least twenty (20) but not more than sixty (60) days prior to the Redemption Date. Each such notice shall specify (i) the Redemption Date, (ii) the Redemption Price, (iii) the place for payment and for delivering the stock certificate(s) and transfer instrument(s) in order to collect the Redemption Price, (iv) the Convertible Preferred Shares to be redeemed and (v) the then effective Conversion Rate (as hereinafter defined). Any notice mailed in such manner shall be conclusively deemed to have been duly given whether or not such notice is in fact received. If fewer than all the outstanding Convertible Preferred Shares are to be redeemed, the Corporation will select those to be redeemed as nearly pro rata as practicable. Failure by the Corporation to give the notice described in this paragraph, or the formal insufficiency of any such notice, shall not prejudice the rights of any holders of Convertible Preferred Shares to cause the Corporation to redeem any such shares held by him.

            After the Redemption Date for any Convertible Preferred Shares, the holder of such shares shall not be entitled to receive payment of the Redemption Price for such Shares until such holder shall cause to be delivered to the place specified in the notice given with respect to such redemption the certificate(s) representing such Convertible Preferred Shares and, if required by the Corporation, duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank. No interest shall accrue on the Redemption Price of any Convertible Preferred Share after its Redemption Date.

            At the close of business on the Redemption Date for any Convertible Preferred Share, such Share shall (provided the Redemption Price of such Share has been paid or properly provided for) be deemed to cease to be outstanding and all rights of any person other than the Corporation in such Share shall be extinguished on the Redemption Date (including all rights to receive future dividends with respect to such Share) except for the right to receive the Redemption Price, without interest, for the Shares in accordance with the provisions of this Section 4, subject to applicable escheat laws.

            In the event any Convertible Preferred Shares are to be redeemed (whether at the option of the Corporation or upon mandatory redemption), the Corporation may, at its option, in lieu of such redemption, arrange for one or more designees of the Corporation to purchase such Convertible Preferred Shares for a purchase price equal to the Redemption Price thereof, and upon such purchase, the Corporation's obligation to pay the Redemption Price shall be discharged.

            In the event that any Convertible Preferred Shares shall be converted into Common Stock pursuant to Section 6, then (i) the Corporation shall not have the right to redeem such Shares and (ii) any funds which shall have been deposited for the payment of the Redemption Price for such Shares shall be returned to the Corporation immediately after such conversion.

            Subject to Section 3 hereof, the Corporation shall have the right at any time to acquire any Convertible Preferred Shares from the owner of such Shares on such terms as may be agreeable to such owner; provided that if the Corporation proposes to purchase any Convertible Preferred Shares at a price equal to or exceeding $100 per share plus accrued and unpaid dividends other than pursuant to Section 9 of the Registration Rights and Repurchase Agreement between the Corporation and the initial holders of the Convertible Preferred Stock as it may be amended from time to time (the "Registration Rights and Repurchase Agreement"), then (i) the Corporation shall notify each holder of Convertible Preferred Shares of such proposed purchase, (ii) the Corporation shall offer, for a period of ten days from the delivery of such notice, to purchase on a pro rata basis at the same purchase price Convertible Preferred Shares owned by each holder thereof, and (iii) the Corporation shall purchase all, less than all (but only on a pro rata basis) or none of the shares originally proposed to be purchased and the shares tendered during such ten-day period. Subject to the foregoing, Convertible Preferred Shares may be acquired by the Corporation from any shareholder pursuant to this paragraph without offering any other shareholder an equal opportunity to sell his stock to the Corporation, and no purchase by the Corporation from any shareholder pursuant to this paragraph shall be deemed to create any right on the part of any other shareholder to sell any Convertible Preferred Stock (or any other stock) to the Corporation.

            5. Liquidation. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation (for the purposes of this Section 5, a "Liquidation"), before any distribution of assets shall be made to the holders of any Junior Stock of the Corporation, the holder of each Convertible Preferred Share then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, an amount equal to $100 plus all dividends (whether or not declared or due) accumulated and unpaid on such Share on the date fixed for the distribution of assets of the Corporation to the holders of Convertible Preferred Stock.

            If upon any Liquidation of the Corporation, the assets available for distribution to the holders of Convertible Preferred Stock and any Parity Stock issued by the

Corporation which shall then be outstanding (hereinafter in this paragraph called the "Total Amount Available") shall be insufficient to pay the holders of all outstanding Convertible Preferred Stock and all such Parity Stock the full amounts (including all dividends accumulated and unpaid) to which they shall be entitled by reason of such Liquidation of the Corporation, then there shall be paid to the holders of the Convertible Preferred Stock in connection with such Liquidation of the Corporation, an amount equal to the product derived by multiplying the Total Amount Available times a fraction, the numerator of which shall be the full amount to which the holders of the Convertible Preferred Stock shall be entitled under the terms of the preceding paragraph by reason of such Liquidation of the Corporation and the denominator of which shall be the total amount which would have been distributed by reason of such Liquidation of the Corporation with respect to the Convertible Preferred Stock and all Parity Stock then outstanding had the Corporation possessed sufficient assets to pay the maximum amount which the holders of all such stock would be entitled to receive in connection with such Liquidation of the Corporation.

            The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Corporation (unless in connection therewith the Liquidation of the Corporation is specifically approved) or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or any purchase or redemption of some or all of the shares of any class or series of stock of the Corporation, shall not be deemed to be a Liquidation of the Corporation for the purpose of this Section 5.

            The holder of any Convertible Preferred Shares shall not be entitled to receive any payment owed for such Shares under this Section 5 until such holder shall cause to be delivered to the Corporation the certificate(s) representing such Convertible Preferred Shares and, if required by the Corporation, duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank. As in the case of the Redemption Price, no interest shall accrue on any payment upon liquidation after the due date thereof, provided that the Corporation has duly provided therefor.

            After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the Convertible Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

            6. Conversion Privilege. Each Convertible Preferred Share shall be convertible at the option of the holder thereof, at any time prior to the termination of such right as set forth in the following sentence, into fully paid and nonassessable shares of Common Stock at the rate of 2.3 shares of Common Stock for each full Convertible Preferred Share (the "Conversion Rate"). A Convertible Preferred Share shall cease to be convertible after the earlier of
(i) the consummation of an IPO and (ii) the date the Redemption Price with respect to such Convertible Preferred Share is paid or properly provided for. For purposes hereof, "IPO" means an offering of Common Stock that was registered under the Securities Act of 1933 pursuant to an effective registration statement in which the total gross proceeds to the Corporation and any selling shareholders (together with the total gross proceeds to the Corporation and any selling shareholders from any previous offering of Common Stock that was registered under the Securities Act of 1933 pursuant to an effective registration statement) were at least $30 million.

            Before any holder of a Convertible Preferred Share shall be entitled to convert it into Common Stock, he shall exercise his right to convert by surrendering the certificate or certificates for such Convertible Preferred Share at the office of the Corporation designated for the conversion of Convertible Preferred Shares, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, and shall give written notice to the Corporation at such office stating that he elects so to convert such Convertible Preferred Share and setting forth the name or names in which he wishes the certificate or certificates for Common Stock to be issued. Each such notice of election to convert shall constitute a contract between the holder of such Convertible Preferred Share and the Corporation, whereby the holder of such Convertible Preferred Share shall be deemed to subscribe for the amount of Common Stock which he shall be entitled to receive upon such conversion, and in satisfaction of such subscription, to deposit the Convertible Preferred Share to be converted, and the Corporation shall be deemed to agree to issue such shares of Common Stock in exchange for such Convertible Preferred Share.

            Notwithstanding anything else contained herein, the holder of any Convertible Preferred Shares surrendered for conversion shall be entitled to receive from the Corporation in cash an amount equal to all accrued and unpaid dividends to the date of conversion.

            The Corporation will, as soon as practicable after such deposit of certificates for Convertible Preferred Shares accompanied by the written notice and the payment of any required amount, deliver at such office of such transfer agent to the person for whose account such Convertible Preferred Shares were so surrendered, or to his nominee or nominees, (i) certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereinafter provided, if not evenly convertible, (ii) accrued and unpaid dividends to the date of conversion on the Convertible Preferred Shares converted and (iii) if less than the full number of shares of Convertible Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted.

            The Conversion Rate shall be subject to adjustment as follows:

                  (a) In case the Corporation shall (i) pay a dividend or make a distribution on Common Stock in Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) otherwise reclassify its outstanding shares of Common Stock into securities, cash or other property (other than in a transaction subject to subparagraph (i) below), then, and in each such case, the Conversion Rate in effect immediately prior thereto or the record date therefor shall be adjusted retroactively as provided below so that the holder of any Convertible Preferred Shares thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities, cash or other property which he would have owned or have been entitled to receive after the happening of any of the events described above had such Convertible Preferred Shares been converted immediately prior to the happening of such event or the record date therefor. An adjustment made pursuant to this subparagraph (a) shall become effective immediately after the record date in the case of a dividend or other distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                  (b) In case the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 90 days after the date fixed for determination mentioned below) to subscribe for or purchase shares of Common Stock at an effective price per share less than the current market price per share (determined as provided in paragraph (e)) of the Common Stock immediately prior to the date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior to the date fixed for such determination shall be increased by multiplying such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase and the denominator shall be the number of shares of Common Stock outstanding immediately prior to the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the effective offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price, such increase to become effective immediately after the date fixed for such determination; provided, however, in the event that all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights or warrants, upon the expiration of such rights or warrants the Conversion Rate shall be readjusted to the Conversion Rate which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase. For the purposes of this subparagraph (b), the number of shares of Common Stock at any time outstanding shall not include shares owned or held by or for the account of the Corporation or any of its subsidiaries.

                  (c) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of its capital stock (other than Common Stock), evidences of its indebtedness or assets (excluding cash dividends not in excess of the Available Amount) or rights or warrants to subscribe for or purchase any security (excluding those referred to in subparagraph (b) above), then in each such case the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (e)) of the Common Stock immediately prior to the date fixed for such determination and the denominator shall be such current market price per share of the Common Stock less the then fair market value (as determined in good faith by the Board of Directors based, with respect to any non-cash consideration, on an opinion of an independent investment banking firm or any other qualified independent appraiser, whose determination shall be conclusive and described in a resolution of the Board of Directors) of the portion of the capital stock, assets, rights or evidences of indebtedness so distributed applicable to one share of Common Stock, such adjustment to become effective immediately following the date fixed for the determination of shareholders entitled to receive such distribution. For purposes of this paragraph (c), the Available Amount at any time shall mean the excess of (i) the sum of (w) 75% of net income available to common stock for the fiscal year through the end of the most recent fiscal quarter immediately preceding such time for which financial statements are available plus (x) 75% of net income available to common stock for the immediately preceding fiscal year over (ii) the sum of (y) the fair market value of all dividends or other distributions paid during such fiscal and such preceding fiscal year plus (z) all amounts deemed pursuant to subparagraph (d)(1) to be distributed as cash dividends during such fiscal year and such preceding fiscal year.

                  (d) In case the Corporation shall repurchase shares of Common
            Stock at a per share purchase price (as determined in good faith by the Board of Directors based, with respect to any non-cash purchase price, on an opinion of an independent investment banking firm or any other qualified independent appraiser) in excess of the current market price per share (determined as provided in paragraph (e)) (the number of shares so repurchased multiplied by the excess of the per share purchase price over such current market price per share being referred to as an "Excess Amount"), the Conversion Rate shall be adjusted in accordance with the provisions set forth in paragraphs (c) and (a) above, as if, in lieu of such repurchases, the Corporation had during the year in which such repurchases were made (1) distributed a cash dividend in an aggregate amount equal to the aggregate of the Excess Amounts with respect to such year, with such dividend paid to holders of Common Stock (including holders of Common Stock so repurchased) on the date the first share of Common Stock is so repurchased in such year, and (2) effected a combination of the Common Stock in the proportion required to reduce the number of shares of Common Stock outstanding from (x) the number of such shares outstanding immediately before such first repurchase to (y) the number of such shares outstanding immediately before such first repurchase less the number of shares so repurchased during such year. For purposes of this paragraph (d), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation or any of its subsidiaries.

                  (e) For the purpose of any computation under subparagraphs
            (b), (c) or (d), the current market price per share of Common Stock on any date shall be deemed to be the value thereof as most recently determined on behalf of the trustee of the employee stock ownership plan currently maintained by the Corporation for the benefit of its salaried employees (the "ESOP") or, if the ESOP is no longer in existence, the value thereof as determined in good faith by the Board of Directors of the Corporation based on an opinion of an independent investment banking firm or any other qualified independent appraiser.

                  (f) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that the Corporation may make any such adjustment at its election; and provided, further, that any adjustments which by reason of this subparagraph (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under subparagraphs

            (a) to (i) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in subparagraphs (a) to (i) notwithstanding, the Corporation may make such increases in the Conversion Rate, in addition to those required by subparagraphs (a) to (i), as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the holders of Common Stock.

                  (g) Whenever the Conversion Rate is adjusted as herein
            provided:

                        (i) the Corporation shall compute the adjusted
                  Conversion Rate in accordance with this Section 6 and shall prepare a certificate signed by the Treasurer of the Corporation setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of Shares; and

                        (ii) a notice stating that the Conversion Rate has been
                  adjusted and setting forth the adjusted Conversion Rate shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Corporation to all holders of the Shares at their last addresses as they shall appear in the stock transfer books of the Corporation.

                  (h) No fractional interests in Common Stock shall be issued upon conversion of Convertible Preferred Shares. If more than one certificate representing Convertible Preferred Shares shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Convertible Preferred Shares so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Convertible Preferred Shares, the Corporation will pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the then current market price per share of Common Stock, as determined in accordance with subparagraph (e).

                  (i) In case of any consolidation, merger or share exchange involving the Corporation (other than any such event which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation) or any sale or transfer of all or substantially all of the assets of the Corporation, the person formed by such consolidation, resulting from such merger, which acquires shares of the Corporation pursuant to such share exchange or which acquires such assets, as the case may be, shall make provisions in the applicable articles or certificate of incorporation that the holder of each Convertible Preferred Share then outstanding shall have the right thereafter, subject to the terms hereof, to convert such Share only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, share exchange, sale or transfer by a holder of the number of shares of Common Stock of the Corporation equal to the Conversion Rate in effect immediately prior to such consolidation, merger, share exchange, sale or transfer assuming such holder of Common Stock of the Corporation is not a person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation, which acquired the Corporation in such share exchange or to which such sale or transfer was made, as the case may be ("constituent person"), or an affiliate of a constituent person, provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, share exchange, sale or transfer is not the same for each share of Common Stock of the Corporation held immediately prior to such consolidation, merger, share exchange, sale or transfer by others than a constituent person or an affiliate thereof, then for the purpose of subparagraphs (a) to (i) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, share exchange, sale or transfer by each share shall be deemed to be a proportionate combination of the kind and amount so receivable per share by all such holders or, at the election of the Corporation, the alternative, if any, involving all or substantially all cash. Such articles or certificate of incorporation shall provide for adjustments which, for events subsequent to the effective date of such articles or certificate of incorporation, shall be as nearly equivalent as may be practicable to the adjustments provided for in subparagraphs (a) to (i). The above provisions shall similarly apply to successive consolidations, mergers, share exchange, sales or transfers.

                  (j) In the event that at any time, as a result of any
            adjustment made pursuant to subparagraphs (a) to (i) above, the holder of any Convertible Preferred Share thereafter surrendered for conversion shall become entitled to receive any share of the Corporation other than shares of Common Stock, the number of such other shares so receivable upon conversion of any share of Convertible Preferred Shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in subparagraphs (a) to (i) above, with respect to the Common Stock.

            The Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Convertible Preferred Stock, such number of shares of its Common Stock free of preemptive rights as shall from time to time be sufficient to effect the conversion of all shares of Convertible Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Texas, increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of all the then outstanding Convertible Preferred Shares.

            The Corporation will pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Convertible Preferred Shares. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock in a name other than that in which the Convertible Preferred Shares so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

            Before taking any action which would cause an adjustment reducing the Conversion Rate such that the effective conversion price (for all purposes an amount equal to $100 divided by the Conversion Rate applicable to one full share of Convertible Preferred Stock as in effect at such time) would be below the then par value of the Common Stock, the Corporation will take any corporate action which may, in the written opinion of its counsel, be necessary in order that the Corporation may validly and legally issue in fully paid and non-assessable shares of Common Stock at the Conversion Rate as so adjusted, including reducing the par value of the Common Stock.

            In case the Corporation shall propose at any time

                  (i) to declare any dividend or distribution on its Common
            Stock (other than cash dividends not in excess of the Available Amount);

                  (ii) to offer for subscription pro rata to the holders of its
            Common Stock any additional shares of stock of any class or series or other rights;

                  (iii) to repurchase shares of its Common Stock other than
            pursuant to the Registration Rights and Repurchase Agreement or any shareholders' agreement between the Corporation and any shareholder or shareholders;

                  (iv) to effect any consolidation, merger or share exchange involving the Corporation or any sale or transfer of all or substantially all of the assets of the Corporation that would, in any such case, result in subparagraph (i) above having effect; or

                  (v) to effect the voluntary or involuntary dissolution,
            liquidation or winding up of the Corporation;

then the Corporation shall cause to be mailed to the holders of record of the Convertible Preferred Stock, at their last address as they appear upon the stock transfer books of the Corporation, at least twenty (20) days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such action set forth in clause (i) above or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to participate therein are to be determined, or (y) the date on which such proposed consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up (but no failure to mail such notice or defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

            7. Payments. The Corporation may provide funds for any payment of the Redemption Price for any Convertible Preferred Shares or any amount distributable with respect to any Convertible Preferred Shares under Section 5 hereof by depositing such funds with a bank or trust company selected by the Corporation having a net worth of at least $100,000,000 and having its principal place of business in Houston, Texas, or New York, New York, in trust for the benefit of the holder of such Convertible Preferred Shares under arrangements providing irrevocably for payment upon satisfaction of any conditions to such payment by the holder of such Convertible Preferred Shares which shall reasonably be required by the Corporation. The Corporation shall be entitled to make any deposit of funds contemplated by this Section 7 under prudent arrangements designed to permit such funds to generate interest or other income for the Corporation, and the Corporation shall be entitled to receive all interest and other income earned by any funds while they shall be deposited as contemplated by this Section 7, provided that the Corporation shall maintain on deposit funds sufficient to satisfy all payments which the deposit arrangement shall have been established to satisfy. If the conditions precedent to the disbursement of any funds deposited by the Corporation pursuant to this Section 7 shall not have been satisfied within two years after establishment of the trust for such funds, then (i) such funds shall be returned to the Corporation upon its request; (ii) after such return, such funds shall be free of any trust which shall have been impressed upon them; (iii) the person entitled to the payment for which such funds shall have been originally intended shall have the right to look only to the Corporation for such payment, subject to applicable escheat laws; and (iv) the trustee which shall have held such funds shall be relieved of any responsibility for such funds upon the return of such funds to the Corporation.

            Any payment which may be owed for the payment of the Redemption Price for any Convertible Preferred Shares pursuant to Section 4 or the payment of any amount distributed with respect to any Convertible Preferred Shares under
Section 5 shall be deemed to have been "paid or properly provided for" upon the earlier to occur of: (i) the date upon which the funds sufficient to make such payment shall be deposited in a manner contemplated by the preceding paragraph or (ii) the date upon which a check payable to the person entitled to receive such payment shall be delivered to such person or mailed to such person at either the address of such person then appearing on the books of the Corporation or such other address as the Corporation shall deem reasonable, provided such check shall provide good funds.

            8. Status of Reacquired Convertible Preferred Shares. Shares issued and reacquired by the Corporation (including Convertible Preferred Shares which have been converted into shares of Common Stock and Convertible Preferred Shares that have been redeemed) shall have the status of authorized and unissued shares of Serial Preferred Stock undesignated as to series, subject to later issuance, provided that they may not be reissued as Convertible Preferred Stock.

            9. Preemptive Rights. The Convertible Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

            10. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof.

            IN WITNESS WHEREOF, this Statement of Resolution has been executed by an officer of the Corporation, this 21st day of August, 1992.

                                       RANDALL'S MANAGEMENT CORPORATION, INC.



                                       By: /s/ Bob L. Gowens
                                           -------------------------------
                                       Name: Bob L. Gowens
                                       Title: Executive Vice-President

                                                               FILED
                                                        In the Office of the
                                                     Secretary of State of Texas

                                                             DEC 28 1992

                                                       Corporations Section

                             ARTICLES OF AMENDMENT

                                     to the

                            ARTICLES OF INCORPORATION

                                       of

                     RANDALL'S MANAGEMENT CORPORATION, INC.

            Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

            FIRST: The name of the corporation is Randall's Management Corporation, Inc. (the "Corporation").

            SECOND: The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on October 5, 1992. The amendment to the Articles of Incorporation changes the name of the Corporation from Randall's Management Corporation, Inc. to Randall's Food Markets, Inc. The amendment changes ARTICLE I of the amended Articles of Incorporation and the full text of the changed Article is as follows:

                                   "ARTICLE I

            The name of the Corporation is Randall's Food Markets, Inc."

            THIRD: The number of shares of the Corporation outstanding at the time of such adoption, and the number of shares entitled to vote thereon, were as follows:

                                             Shares        Shares Entitled
               Class                      Outstanding          to Vote
               -----                      -----------          -------

      Common Stock,
       par value $0.25 per share          15,927,587         15,927,587

      Class A Preferred Stock,
       par value $10.00 per share              8,250         Not Entitled

      8% Convertible Preferred Stock,
       par value $10.00 per share            212,043         Not Entitled

            FOURTH: The number of shares of Common Stock voted for such amendment was 15,927,587; and the number of shares of Common Stock voted against such amendment was 0.

Dated December 28, 1992.

                                       RANDALL'S MANAGEMENT CORPORATION, INC.


                                       By  /s/ Bob L. Gowens
                                           -------------------------------
                                           Bob L. Gowens
                                           Executive Vice-President

                                                               FILED
                                                        In the Office of the
                                                     Secretary of State of Texas

                                                             DEC 28 1992

                                                       Corporations Section

                               ARTICLES OF MERGER

                                    merging

                RANDALL'S MANAGEMENT CORPORATION OF NEVADA, INC.
                             (a Nevada corporation)

                                 with and into

                     RANDALL'S MANAGEMENT CORPORATION, INC.
                             (a Texas corporation)

            Pursuant to the provisions of Article 5.16 of the Texas Business Corporation Act (the "TBCA"), the undersigned domestic corporation adopts the following Articles of Merger for the purpose of merging Randall's Management Corporation of Nevada, Inc., a Nevada corporation ("Randall's-Nevada"), with and into Randall's Management Corporation, Inc., a Texas corporation ("Randall's-Texas"). All of the outstanding shares of Randall's-Nevada are owned by Randall's-Texas. Randall's-Texas shall continue in existence as the surviving corporation.

            1. Randall's Management Corporation, Inc., a Texas corporation, is the parent corporation. Randall's Management Corporation of Nevada, Inc., a Nevada corporation, is the subsidiary corporation.

            2. Randall's-Nevada has 1,000 shares of common stock, par value $1.00 per share, issued and outstanding, and such common stock is the only outstanding class of capital stock of Randall's-Nevada. All such shares of Randall's-Nevada common stock are owned by Randall's-Texas.

            3. On December 21, 1992, the Board of Directors of Randall's-Texas adopted resolutions, a copy of which is attached hereto as Exhibit A, approving the merger of Randall's-Nevada with and into Randall's-Texas in accordance with the Plan of Merger set forth therein (the "Plan of Merger").

            4. Shareholder approval of Randall's-Nevada and Randall's-Texas is not required pursuant to Section 78.457 of the Nevada Revised Statutes and
Article 5.16 of the TBCA, respectively.

            5. The Plan of Merger and the performance of its terms were duly authorized by all action required by the laws of the State of Nevada and by the constituent documents of Randall's-Nevada.

Dated:   December 28, 1992

                                       RANDALL'S MANAGEMENT CORPORATION, INC.
                                        a Texas corporation



                                       By: /s/ Bob L. Gowens
                                           ----------------------------------
                                           Bob L. Gowens
                                           Executive Vice President

                                                                       EXHIBIT A

                     RANDALL'S MANAGEMENT CORPORATION, INC.

              Unanimous Written Consent of the Board of Directors


                              Merger of Subsidiary

            WHEREAS, the Company is the beneficial owner of all of the outstanding shares of capital stock of Randall's Warehouse Corporation, a Texas corporation ("Randall's Warehouse"), Randall's Properties, Inc., a Texas corporation ("Randall's Properties"), Randall's Food Markets, Inc., a Texas corporation ("Randall's Food Markets"), and Tom Thumb Food & Drugs, Inc., a Texas corporation ("Tom Thumb," collectively with Randall's Properties, Randall's Warehouse and Randall's Food Markets, the "Subsidiaries"); and

            WHEREAS, the Company desires that each of the Subsidiaries reincorporate in the State of Delaware by merging with and into wholly-owned subsidiaries of such corporations incorporated in the State of Delaware pursuant to the General Corporation Law of the State of Delaware;

            NOW, THEREFORE, BE IT RESOLVED, that the Company hereby authorizes and approves of the merger of (a) Randall's Warehouse with and into Randall's Distribution Centers, Inc., a Delaware corporation and wholly-owned subsidiary of Randall's Warehouse, (b) Randall's Properties with and into Randall's Properties, Inc., a Delaware corporation and wholly-owned subsidiary of Randall's Properties, (c) Randall's Foods Markets with and into Randall's Food & Drugs, Inc., a Delaware corporation and wholly-owned subsidiary of Randall's Food Markets, and (d) Tom Thumb with and into Tom Thumb Food & Drugs, Inc., a Delaware corporation and wholly owned subsidiary of Tom Thumb.

              Merger of Randall's-Nevada with and into the Company

            WHEREAS, the Company is the legal and beneficial owner of all the outstanding shares of common stock, par value $1.00 per share (the "Common Stock), of Randall's Management Corporation of Nevada, Inc., a Nevada corporation ("Randall's-Nevada"); and

            WHEREAS, the Common Stock is the only issued and outstanding class of stock of Randall's-Nevada; and

            WHEREAS, the Company desires to merge Randall's-Nevada with and into the Company pursuant to the provisions of the Nevada Revised Statutes ("Nevada Law") and of the Texas Business Corporation Act ("Texas Law");

            NOW, THEREFORE, BE IT RESOLVED, that effective upon the filing of Articles of Merger embodying these resolutions with the Secretary of State of the State of Nevada and the Secretary of State of the State of Texas, respectively, Randall's-Nevada shall merge (the "Merger") with and into the Company, which will assume all of the obligations of Randall's-Nevada; and further

            RESOLVED, that the following Plan of Merger governing the Merger is hereby adopted: (a) Randall's-Nevada shall be merged with and into the Company in accordance with (i) this Plan of Merger, (ii) Article 5.16 of Texas Law and
(iii) Section 78.457 of Nevada Law, whereupon the separate existence of Randall's-Nevada shall cease and the Company shall be the surviving corporation (the "Surviving Corporation") of the Merger; (b) the Company (i) shall file Articles of Merger with the Secretary of State of the State of Texas and with the Secretary of State of the State of Nevada and (ii) shall make all other filings or recordings required by Texas Law and Nevada Law in connection with the Merger; (c) the Merger shall become effective at such time as both the Secretary of State of the State of Texas and the Secretary of State of the State of Nevada have issued certificates of merger with respect to such Articles of Merger (the "Effective Time"); (d) at the Effective Time, by virtue of the Merger and without any action on the part of the holder of any share of Common Stock, (i) each share of Common Stock owned immediately prior to the Effective Time shall be cancelled, and no payment shall be made with respect thereto, and
(ii) each share of stock of the Company outstanding immediately prior to the Effective Time shall remain outstanding and unchanged; (e) the Articles of Incorporation of the Company in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with applicable law; (f) the bylaws of the Company in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law; and (g) from and after the Effective Time, until successors are duly elected or appointed in accordance with applicable law, (i) the directors of the Company at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation; and further

            RESOLVED, that the President or any Vice President and the Secretary or any Assistant Secretary of the Company be, and each hereby is, authorized to make and execute, and the Secretary or any Assistant Secretary be, and each hereby is, authorized to attest, Articles of Merger setting forth, as necessary, a copy of these resolutions providing for the Merger and the date of adoption hereof, to cause the same to be filed with the Secretary of State of the State of Nevada and the Secretary of State of the State of Texas, respectively, and to do all acts and things, whatsoever, whether within or without the State of Nevada and the State of Texas which may be in any way necessary or appropriate to effect the Merger.

                                 Miscellaneous

            RESOLVED, that the officers of the Company be, and hereby are, authorized, empowered and directed, for and on behalf of the Company, to take or cause to be taken any and all action, to enter into, execute and deliver any and all certificates, agreements, applications, affidavits, acknowledgements, instruments, contracts, statements and other documents and to do any and all things that, in the judgment of the officer taking such action, are necessary or advisable to effectuate and carry out the purposes and intents of the foregoing resolutions, the taking of any such action, the execution of any such documents and the doing of any such other things by any of such officers conclusively to evidence the due authorization and approval thereof by the Board of Directors; and further

            RESOLVED, that all acts and deeds previously performed by any of the officers of the Company prior to the date of these resolutions that are within the authority conferred by the foregoing resolutions are hereby ratified, confirmed and approved as the authorized acts and deeds of the Company.

================================================================================

                               SECRETARY OF STATE

                          [Seal of the State of Nevada]

                         CERTIFICATE OF CORPORATE STATUS

I, CHERYL A. LAU, the duly elected, qualified and acting Secretary of State of the State of Nevada, do hereby certify that I am, by the laws of said State, the custodian of the records relating to corporations organized under the laws thereof; the revocation of their corporate charters, and their right to transact and carry on their corporate business; and am the proper officer to execute this certificate.

I further certify that, at the date of this certificate, RANDALL'S MANAGEMENT CORPORATION OF NEVADA, INC. is a corporation duly organized and existing under and by virtue of the laws of the State of Nevada, having fully complied therewith; is entitled to exercise therein all the corporate powers and functions recited in its charter or articles of incorporation, and is in good standing in this State.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, this 18th day of December, 1992


                                               /s/ Cheryl A. Lau
                                               ---------------------------
                                               Secretary of State

[Seal of the State of Nevada]


                                           By  /s/ [ILLEGIBLE]
                                               ---------------------------
                                               Deputy

================================================================================

                                                                FILED
                                                         In the Office of the
                                                     Secretary of State of Texas
                                                             JUN 24 1993
                                                        Corporations Section

                            STATEMENT OF CANCELLATION
                               OF TREASURY SHARES

      PURSUANT to the provisions of Article 4.11 of the Texas Business Corporation Act, the undersigned corporation (the "Corporation") adopts the following Statement of Cancellation:

                                   ARTICLE ONE

      The name of the Corporation is RANDALL'S FOOD MARKETS, INC.

                                   ARTICLE TWO

      A resolution authorizing the cancellation of the treasury shares as set forth in this Statement of Cancellation was duly adopted by all necessary action on the part of the Corporation on June 22, 1993, for the purpose of cancelling 11,968 shares (the "Treasury Shares") of common stock, $.25 par value per share, of the Corporation, held as treasury stock of the Corporation, which constitutes all of the treasury stock of the Corporation on the date hereof. The amount of stated capital represented by the Treasury Shares to be cancelled is $2,992.00.

                                  ARTICLE THREE

      The aggregate number of shares of any class or series of stock of the Corporation which will be issued shares after the cancellation of the Treasury Shares becomes effective are as follows:

      15,915,619 shares of common stock, $.25 par value per share
      8,250 shares of Class A preferred stock, $10.00 par value per share 212,043 shares of 8% convertible preferred stock, $10.00 par value per share

                                  ARTICLE FOUR

      The amount which is to constitute the stated capital of the Corporation after the cancellation becomes effective is $6,181,834.75.

Dated:   June 22, 1993                RANDALL'S FOOD MARKETS, INC.


                                      By: /s/ James E. Stiles
                                      ----------------------------------------
                                      Name: James E. Stiles
                                      Title: Senior Vice President

                                                                FILED
                                                         In the Office of the
                                                     Secretary of State of Texas
                                                             JUN 16 1995
                                                        Corporations Section

                              ARTICLES OF AMENDMENT

                                       to

                       RESTATED ARTICLES OF INCORPORATION

                                       of

                          RANDALL'S FOOD MARKETS, INC.

            Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Restated Articles of Incorporation:

            FIRST: The name of the corporation is Randall's Food Markets, Inc. (the "Corporation").

            SECOND: The following amendment to the Restated Articles of Incorporation was adopted by unanimous written consent of the shareholders of the Corporation on May 31, 1995. The amendment to the Restated Articles of Incorporation changes certain preferences, limitations and relative and other rights of the Corporation's 8% Convertible Preferred Stock, a series of the Corporation's serial preferred stock, par value $10.00 per share, by modifying the Statement of Resolution Establishing Series of Shares designated 8% Convertible Preferred Stock (the "Statement") as follows:

            1. The first paragraph of Section 3 of the Statement is hereby amended to read in its entirety as follows:

                  3. Dividends. For the purposes of this Section 3, the
            fifteenth day of March, June, September and December on which the Convertible Preferred Stock shall be outstanding shall be deemed to be a "Dividend Due Date"; provided that prior to February 1, 1995, the Dividend Due Dates were the fifteenth day of January, April, July and October, and that the first Dividend Due Date following the January 15, 1995 Dividend Due Date shall be June 15, 1995. The holders of Convertible Preferred Shares shall be entitled to receive, if, when and as declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends at the rate of the Dividend Amount (as hereinafter defined) per annum on each Convertible Preferred Share and (except as otherwise provided herein) no more, calculated on the basis of a year of 360 days consisting of twelve 30-day months, payable quarterly on each Dividend Due Date, with respect to the quarterly period ending on such Dividend Due Date; provided that with respect to the June 15, 1995 Dividend Due Date, the cash dividend shall be payable with respect to the period from January 15, 1995 to and including

            June 15, 1995. As used herein, the "Dividend Amount" shall be (x) on or before October 15, 1999, 8% per annum calculated on $100 (an amount equal to $8.00 per annum) and (y) from and after October 15, 1999, if the Convertible Preferred Shares have not been redeemed in whole, 10% per annum calculated on the Redemption Price (as defined in Section 4) as of the immediately preceding Dividend Due Date (or, in the case of the first Dividend Due Date after October 15, 1999, as of October 15, 1999). Dividends on each Convertible Preferred Share shall accumulate and be cumulative from and after the date of the issuance of such Convertible Preferred Share (or in the event of a Share initially issued after the first issuance of any Shares, from the immediately preceding Dividend Due Date to which dividends have been paid or, if none, from the date of such first issuance). The record date for the payment of dividends shall, unless otherwise altered by the Corporation's Board of Directors, be the last day of February, May, August and November, as the case may be, immediately preceding the relevant Dividend Due Date. The record date for the payment of dividends on the Convertible Preferred Shares shall in no event be more than sixty (60) or less than ten (10) days prior to a Dividend Due Date.

            2. The following new paragraph is added to follow the second paragraph of Section 3 of the Statement:

                  With respect to any past due dividend (the "Original
            Dividend") that first became due on any Dividend Due Date on or after June 15, 1995, the holders of the Convertible Preferred Shares shall also be entitled to receive, if, when and as declared by the Board of Directors out of funds legally available therefor, additional cumulative cash dividends on the unpaid amount of such Original Dividend calculated at the applicable rate per annum used in the definition of Dividend Amount, compounded semi-annually, until such Original Dividend, together with such additional dividends, is paid or, if earlier, until October 15, 1999; provided that such additional dividends on a past due Original Dividend shall not accrue, accumulate or be payable with respect to the dividend period ending on any Dividend Due Date if, on the immediately preceding Dividend Due Date, the declaration or payment of such Original Dividend (and any other past due dividends that first became due prior to such Original Dividend) would have constituted or caused a breach or default under, or would have caused the Corporation, Randall's Food & Drugs, Inc., a Delaware corporation ("Food & Drugs"), or any affiliate of either to be in violation or default under, any term or condition of either the Credit Agreement or the Note Purchase Agreement (each as defined in Section 4).

            3. The following new phrase is added to the second sentence of the third paragraph of Section 3 of the Statement (which paragraph is, after giving effect to the amendment made by the preceding paragraph 2, the fourth paragraph of
      Section 3 of the Statement) after the phrase "at the time required by
      Section 4" and before ": (i) no dividends in cash":

            (ignoring for these purposes the limitation on the Corporation's obligation to redeem Convertible Preferred Shares set forth in the second paragraph of Section 4)

            4. The following new paragraphs are added to follow the first paragraph of Section 4 of the Statement:

                  Notwithstanding the foregoing paragraph, the Corporation shall have no obligation to redeem any Convertible Preferred Shares if, but only for so long as, such redemption would constitute or cause a breach of or a default under, or would cause the Corporation, Food & Drugs or any affiliate of either to be in violation or default under, any term or condition of either the Credit Agreement or the Note Purchase Agreement (each as hereinafter defined).

                  As used herein, "Credit Agreement" shall mean that certain
            Credit Agreement dated as of November 1, 1993 among Food & Drugs (formerly Tom Thumb Food & Drugs, Inc. and successor by merger to Randall's Food & Drugs, Inc., Tom Thumb Stores, Inc. and Randall's Properties, Inc.), the Corporation and Randall's Properties, Inc. (successor by merger to Tom Thumb Properties, Inc. and Tom Thumb Distribution Centers, Inc.) as the Guarantors, the Banks defined therein, and Texas Commerce Bank National Association, as Agent, as amended by that certain Waiver and First Amendment to Credit Agreement dated as of December 15, 1994; and "Note Purchase Agreement" shall mean that certain Note Purchase Agreement dated as of November 1, 1993 among Food & Drugs (formerly Tom Thumb Food & Drugs, Inc. and successor by merger to Randall's Food & Drugs, Inc., Tom Thumb Stores, Inc. and Randall's Distribution Centers, Inc.), the Corporation, Randall's Properties, Inc. (successor by merger to Tom Thumb Properties, Inc. and Tom Thumb Distribution Centers, Inc.) and each of the Noteholders named therein, as amended by that certain Amendment to Note Purchase Agreement dated as of December 15, 1994.

                  The holders of the Convertible Preferred Stock, by the
            affirmative vote or written consent (which can be given without the holding of a meeting) of one or more holders holding a majority of all outstanding Convertible Preferred Shares, which vote or consent can be given before, on or after the date an obligation to redeem arises, can waive, defer or eliminate (for a specified period, until the happening of a specified event or contingency, or permanently) the obligation of the Corporation to redeem the

            Convertible Preferred Stock pursuant to this Section 4. In the event of any such action, notwithstanding any other provisions of this
            Section 4, the Corporation shall not be required to redeem the Convertible Preferred Stock to the extent provided in such action.

            THIRD: The number of shares of the Corporation outstanding at the time of such adoption, and the number of shares entitled to vote thereon, were as follows:

                                           Shares              Shares Entitled
                    Class                Outstanding               to Vote
                    -----                -----------               -------

Common Stock,
par value $0.25 per share                 16,967,000            Not Entitled

Class A Preferred Stock,
par value $10.00 per share                     8,250            Not Entitled

8% Convertible Preferred Stock,
par value $10.00 per share                   212,043               212,043

            FOURTH: The unanimous written consent of all holders of shares of 8% Convertible Preferred Stock to the foregoing amendment was given in accordance with the provisions of Article 9.10A of the Texas Business Corporation Act, and no notice is required to be given by such article.

Dated: June 13, 1995.

                          RANDALL'S FOOD MARKETS, INC.


                          By /s/ Lee E. Straus
                            ------------------------------------

                                                                FILED
                                                         In the Office of the
                                                     Secretary of State of Texas
                                                             NOV 20 1996
                                                        Corporations Section

                              ARTICLES OF AMENDMENT

                                     TO THE

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                          RANDALL'S FOOD MARKETS, INC.

                                    * * * * *

            PURSUANT to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation (the "Corporation") adopts the following Articles of Amendment to its Restated Articles of Incorporation:

                                   ARTICLE ONE

            The name of the Corporation is Randall's Food Markets, Inc.

                                   ARTICLE TWO

            The following amendments to the Restated Articles of Incorporation were adopted by the shareholders of common stock, $.25 par value per share ("Common Stock"), of the Corporation on November 12, 1996 for the purpose of (i) amending the provision contained in the Restated Articles of Incorporation concerning indemnification of officers, directors, employees and other representatives of the Corporation and (ii) adding a provision to the Restated Articles of Incorporation limiting the liability of directors of the Corporation for certain acts or omissions.

            The first amendment alters Article VI of the Restated Articles of Incorporation of the Corporation in its entirety so that, as amended, Article VI shall be and read in it entirety as follows:

                                   ARTICLE VI

                  1. Indemnification. The Corporation shall indemnify, and
            advance reasonable expenses of, every director of the Corporation to the fullest extent permitted by Texas law, including, without limitation, Article 2.02-1 of the Texas Business Corporation Act as it presently exists and as it may be amended from time to time (the "Indemnification Article"). The Corporation shall indemnify, and advance reasonable expenses of, every officer of the Corporation and all persons who are or were serving at the request of the Corporation as a director, officer, partner, trustee or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust or employee benefit plan at least to the same extent that the Corporation has agreed to indemnify and advance expenses to directors as set forth in this Article VI, subject to any limitations imposed by Texas law, including, without limitation, the Indemnification Article.

                  2. Non-Exclusivity. The provisions of Section 1 of this
            Article VI shall not be deemed exclusive of any other rights to which any such director, officer or other person may be entitled under any other agreement, pursuant to a vote of directors or any committee thereof or a vote of shareholders, as a matter of law or otherwise, either as to action in his or her official capacity or as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. No person shall be entitled to indemnification pursuant to this Article VI in relation to any matter as to which indemnification shall not be permitted by law.

                  3. Effect of Amendment. Any repeal or amendment of this
            Article VI shall not adversely affect any indemnification right of any director, officer or other person covered hereunder existing at the time of such repeal or amendment.

                  4. Defined Terms. Terms used herein that are defined in the
            Indemnification Article shall have the respective meanings set forth in the Indemnification Article.

            The second amendment adds a new Article XI to the Restated Articles of Incorporation of the Corporation so that, as added, Article XI shall be and read in its entirety as follows:

                                   ARTICLE XI

                  A director of the Corporation shall not be liable to the
            Corporation or its shareholders for monetary damages for an act or omission made in the director's capacity as a director; provided that this Article XI shall not eliminate or limit the liability of a director of the Corporation for the following:

                  (A) a breach of the director's duty of loyalty to the Corporation or its shareholders;

                  (B) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

                  (C) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

                  (D) an act or omission for which the liability of the director is expressly provided by an applicable statute.

                  Any repeal or amendment of this Article XI by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or amendment. In addition to the circumstances in which a director shall not be liable pursuant to the provisions of this Article XI, a director shall not be liable to the fullest extent permitted by any provision of the statutes of Texas hereafter enacted that further limits the liability of a director.

                                  ARTICLE THREE

            The number of shares of the Corporation outstanding at the time of such adoption was 17,149,382 shares of Common Stock, 8,250 shares of Class A Preferred Stock, $10.00 par value per share and 278,201 shares of 8% Convertible Preferred Stock, $10.00 par value per share, and the number of shares entitled to vote thereon was 17,149,382 shares of Common Stock.

                                  ARTICLE FOUR

            The number of shares of Common Stock voted for such amendment was 11,574,023.19; and the number of shares of Common Stock voted against such amendment was -0-.

                                  ARTICLE FIVE

            This amendment does not provide for an exchange, reclassification or cancellation of issued shares of the Corporation's capital stock.

                                   ARTICLE SIX

            This amendment effects no change in the amount of stated capital of the Corporation.

            DATED: November 12, 1996.

                                       RANDALL'S FOOD MARKETS, INC.

                                       By: /s/ R. Randall Onstead, Jr.
                                          -------------------------------------
                                          R. Randall Onstead, Jr., President

                                    [Emblem]

                               The State of Texas

                               SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT
                                       OF

                          RANDALL'S FOOD MARKETS, INC.
                              CHARTER NO. 539315-0

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Amendment for the above named entity have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Amendment.

Dated:      June 16, 1997

Effective:  June 16, 1997

[Seal of the State of Texas]


                                          /s/ Antonio O. Garza, Jr.       pac
                                          -----------------------------------
                                              Antonio O. Garza, Jr.
                                                Secretary of State

                                                                FILED
                                                         In the Office of the
                                                     Secretary of State of Texas
                                                             JUN 13 1997
                                                        Corporations Section

                             ARTICLES OF AMENDMENT
                                     TO THE
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                          RANDALL'S FOOD MARKETS, INC.

                                 * * * * * * *

      Randall's Food Markets, Inc. (the "Corporation"), pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, hereby adopts the following Articles of Amendments to its Restated Articles of Incorporation.

                                   ARTICLE ONE

      The name of the corporation is RANDALL'S FOOD MARKETS, INC.

                                   ARTICLE TWO

      The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on June 9, 1997:

      The first paragraph of Article IV, which sets forth the Corporation's authorized shares, is hereby amended by deleting the language therein contained in its entirety and substituting the following paragraph therefor:

            "The total number of shares of all classes of stock which the Corporation shall be authorized to issue is 75,508,250 shares, divided into the following: (i) 8,250 shares of Class A preferred stock of the par value of $10.00 per share (hereinafter called "Class A Preferred Stock");(ii) 5,000,000 shares of serial preferred stock of the par value of $10.00 per share issuable in series (hereinafter called "Serial Preferred Stock"); and (iii) 75,000,000 shares of voting common stock of the par value of $0.25 per share (hereinafter called the "Common Stock")."

                                  ARTICLE THREE

      The number of shares of the Corporation outstanding at the time of such adoption was 17,091,355.3104 shares of Common Stock, 8,250 shares of Class A Preferred Stock, $10.00 par value per share and 278,201 shares of 8% Convertible Preferred Stock, $10.00 par value per share, and the number of shares entitled to vote thereon was 17,091,355.3104 shares of Common Stock. The Common Stock is the only class of shares of capital stock entitled to vote on the amendment.

                                  ARTICLE FOUR

      15,957,381.851 shares of Common Stock voted for such amendment and 103,161.9985 shares of Common Stock voted against such amendment.

                                  ARTICLE FIVE

      This amendment does not provide for an exchange, reclassification or cancellation of issued shares of the corporation's capital stock.

      IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 11th day of June, 1997.

                                  RANDALL'S FOOD MARKETS, INC.


                                  By:  /s/ Tom Arledge
                                       ---------------------------------
                                       Senior Vice President -- Operations
                                                  Tom Arledge

                                  and


                                  By:  /s/ Lee E. Straus
                                       ---------------------------------
                                       Lee E. Straus
                                       Senior Vice President, Secretary
                                         and Treasurer